                                                                    Exhibit 4.38

                                                                  EXECUTION COPY

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                      AMENDED AND RESTATED CREDIT AGREEMENT

                                  BY AND AMONG

                               BAIRNCO CORPORATION

                                    AS PARENT

             CERTAIN OF ITS SUBSIDIARIES THAT ARE SIGNATORIES HERETO

                                  AS BORROWERS,

                                       AND

                            STEEL PARTNERS II, L.P.,

                                    AS LENDER

                            DATED AS OF JULY 17, 2007

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Anything  herein  to  the  contrary   notwithstanding,   the  repayment  of  the
obligations  evidenced  by this  Agreement,  the  liens and  security  interests securing the obligations evidenced by this Agreement,  the exercise of any right or remedy with respect  thereto,  and certain of the rights of the holder hereof are subject to the provisions of the Intercreditor  and Subordination  Agreement
dated as of July 17, 2007 (as  amended,  restated,  supplemented,  or  otherwise modified from time to time, the "INTERCREDITOR AGREEMENT"), by and between Wells
Fargo  Foothill,  Inc.,  and Ableco  Finance  LLC, as Senior  Agents,  and Steel
Partners  II,  L.P.,  as  Subordinated  Creditor.  In the event of any  conflict between the terms of the Intercreditor  Agreement and this Agreement,  the terms of the Intercreditor Agreement shall govern and control.

      4.7   JURISDICTION OF ORGANIZATION; LOCATION OF CHIEF EXECUTIVE
            OFFICE; ORGANIZATIONAL IDENTIFICATION NUMBER; COMMERCIAL

      6.17  LIMITATIONS ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS

                             EXHIBITS AND SCHEDULES

Exhibit A-1             Form of Assignment and Acceptance
Exhibit C-1             Form of Compliance Certificate

Schedule A-1            Lender's Account
Schedule A-2            Authorized Persons
Schedule C-1            [omitted]
Schedule D-1            Designated Account
Schedule P-1            Permitted Holders
Schedule P-2            Permitted Liens
Schedule P-3            Survey Exceptions
Schedule R-1            Real Property Collateral
Schedule 1.1            Definitions
Schedule 3.1            Conditions Precedent
Schedule 4.5            Locations of Collateral
Schedule 4.7(a)         States of Organization
Schedule 4.7(b)         Chief Executive Offices
Schedule 4.7(c)         Organizational Identification Numbers
Schedule 4.7(d)         Commercial Tort Claims
Schedule 4.8(b)         Capitalization of Borrowers
Schedule 4.8(c)         Capitalization of Borrowers' Subsidiaries
Schedule 4.10           Litigation
Schedule 4.13           Labor and Employee Matters
Schedule 4.14           Environmental Matters
Schedule 4.15           Intellectual Property
Schedule 4.16           Properties
Schedule 4.17           Deposit Accounts and Securities Accounts
Schedule 4.19           Permitted Indebtedness
Schedule 4.20           Material Contracts
Schedule 4.24           Insurance
Schedule 5.2            Collateral Reporting
Schedule 5.3            Financial Statements, Reports, Certificates
Schedule 6.6            Description of Business
Schedule 6.17           Holding Company Operations

                                                                  EXECUTION COPY

            THIS AMENDED AND RESTATED CREDIT  AGREEMENT (this  "AGREEMENT"),  is entered into as of July __,  2007,  by and among STEEL  PARTNERS  II, L.P.  (the
Lender"),  BAIRNCO CORPORATION,  a Delaware corporation ("PARENT"),  and each of
Parent's  Subsidiaries  identified on the  signature  pages hereof as a Borrower
(such   Subsidiaries  are  referred  to  hereinafter  each   individually  as  a
"BORROWER",  and individually and  collectively,  jointly and severally,  as the
"BORROWERS").

                                    RECITALS:

            WHEREAS,  Parent and BZ Acquisition Corp. ("BZ  Acquisition")(Parent
and BZ Acquisition  being  sometimes  collectively  referred to as the "Original
Borrowers") and Lender entered into a Loan and Security  Agreement,  dated as of
April 17, 2007 (the "Original LSA"), pursuant to which Lender agreed to lend the sum of up to $90,000,000 to BZ Acquisition  for the purposes of the  acquisition
of  no  less  than  50%  of  the   outstanding   common  stock  of  Parent  (the
"Acquisition")  through  the  shareholders  of  Parent  tendering  their  Equity
Interests  in  Parent  to  BZ  Acquisition  and  the  subsequent  merger  of  BZ
Acquisition  with and into Parent with Parent  being the  surviving  corporation
(the "Merger"),  and to pay expenses incurred in connection with the Acquisition and the Merger,  and the joinder of Parent as a Borrower  under the Original LSA subsequent to the Merger,  on the terms and subject to the provisions  contained in the Original LSA; and

      WHEREAS,  the Original  LSA  provides  that it may be amended by written consent of the Original Borrowers and Lender; and

      WHEREAS,  the Original Borrowers and the other subsidiaries of Parent that are named as Borrowers on the signature  pages of this Agreement  (collectively, the  "Borrowers")  are  entering  into a Credit  Agreement  dated  of even  date herewith (the "Working  Capital Credit  Agreement")  with Wells Fargo  Foothill,
Inc., a California  corporation,  as agent for itself and certain  other lenders
(the  "Working  Capital  Agent"),  and a Credit  Agreement  (the  "Term A Credit
Agreement") with ABLECO FINANCE LLC, a Delaware limited  liability  company,  as administrative  agent  for the  Lenders  (in such  capacity,  together  with its successors  and assigns in such  capacity,  the "Term Loan  AGENT") (the Working
Capital Credit Agreement and the Term A Credit Agreement, collectively sometimes referred to herein as the "Senior Financing Agreements"); and

      WHEREAS, in connection with the Senior Financing Agreements,  the Original
Borrowers  and Lender wish to amend and restate the Original LSA in its entirety so that this  Agreement  states the entire  agreement of the parties hereto with respect to the  transactions  that are the subject of the  Original  LSA and the matters set forth herein.

      NOW, THEREFORE, the parties hereto agree as follows:

1.    DEFINITIONS AND CONSTRUCTION.

      1.1   DEFINITIONS. Capitalized terms used in this Agreement shall have the meanings specified therefor on SCHEDULE 1.1.

      1.2   ACCOUNTING  TERMS.  All accounting  terms not  specifically  defined herein shall be construed in accordance  with GAAP.  When used herein,  the term
"financial  statements" shall include the notes and schedules thereto.  Whenever the term  "Borrowers"  or the term  "Parent"  is used in respect of a  financial covenant or a related definition,  it shall be understood to mean Parent and its
Subsidiaries  on a  consolidated  basis,  unless the  context  clearly  requires otherwise.

      1.3   CODE.  Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein;  PROVIDED,  HOWEVER,  that to the extent that the Code is used to define any term herein and such term is defined  differently  in different  Articles of the Code,  the  definition of such term contained in Article 9 of the Code shall govern.

      1.4   CONSTRUCTION. Unless the context of this Agreement or any other Loan
Document  clearly  requires  otherwise,  references  to the plural  include  the singular,  references to the singular  include the plural,  the terms "includes"
and "including" are not limiting,  and the term "or" has, except where otherwise indicated,  the inclusive meaning  represented by the phrase "and/or." The words
"hereof," "herein,"  "hereby,"  "hereunder," and similar terms in this Agreement or any other Loan Document  refer to this Agreement or such other Loan Document, as the case  may be,  as a whole  and not to any  particular  provision  of this
Agreement or such other Loan Document, as the case may be. Section,  subsection, clause,  schedule,  and exhibit  references  herein are to this Agreement unless otherwise  specified.  Any  reference  in this  Agreement  or in any other  Loan
Document  to  any   agreement,   instrument,   or  document  shall  include  all
alterations,   amendments,   changes,   extensions,   modifications,   renewals,
replacements,  substitutions, joinders, and supplements, thereto and thereof, as applicable  (subject  to  any  restrictions  on  such  alterations,  amendments,
changes,  extensions,  modifications,  renewals,  replacements,   substitutions,
joinders,  and  supplements  set  forth  herein).   References  to  statutes  or
regulations  are to be construed  as  including  all  statutory  and  regulatory provisions consolidating,  amending,  supplementing,  interpreting, or replacing the  statute or  regulation  referred  to,  and,  to the  extent the  context so requires,  any  equivalent,  similar or comparable  statute or regulation in any applicable  jurisdiction.  Any reference herein or in any other Loan Document to the  satisfaction  or  repayment  in  full of the  Obligations  shall  mean  the repayment in full in cash of all Obligations  other than  unasserted  contingent indemnification  Obligations.  Any  reference  herein  to any  Person  shall  be construed to include such Person's successors and assigns.  Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission  of a Record and any Record  transmitted  shall be treated and have the same effect as if such Record was furnished in writing. An Event of Default, if one occurs, shall "exist",  "continue" or "be continuing" until such Event of
Default has been waived in writing in accordance with SECTION 14.1.

      1.5   PROVINCE  OF  QUEBEC.  With  respect  to real or  tangible  personal property  located in the  Province  of Quebec,  (a) the terms  "real  property",
"personal property" and "real and personal property" and words of similar import shall be deemed to also refer to "immovable  property",  "movable  property" and
"immovable and movable  property".  The terms  "tangible" and  "intangible"  and words of  similar  import  shall be  deemed  to also  refer to  "corporeal"  and
"incorporeal".

      1.6   SCHEDULES AND EXHIBITS.  All of the schedules and exhibits  attached to this Agreement shall be deemed incorporated herein by reference.

2.    LOAN AND TERMS OF PAYMENT.

      2.1   TERM LOAN.

            (a)   The  Lender  has  previously  made a  term  loan  to  Original
Borrowers  under the Original LSA pursuant to which the Original  Borrowers  are currently  indebted to Lender for  principal  and accrued  interest  aggregating
$88,474,095.94 (the "Term Loan").  Concurrent with the execution and delivery of this Agreement,  Parent is repaying an aggregate of  $56,659,776.38 in principal and accrued  interest on the Term Loan from the proceeds of the Senior Financing
Agreements, leaving a principal balance of $31,814,319.56.

            (b)   as of the consummation of the Closing Date  Transactions  (the
"Term Loan Amount").  The outstanding  unpaid principal  balance and all accrued and unpaid interest on the Term Loan shall be due and payable on the earliest of

(i) the Maturity  Date,  (ii) the date of the  acceleration  of the Term Loan in accordance  with the terms  hereof,  and (iii) the date of  termination  of this
Agreement  pursuant to SECTION 8.1(B).  All principal of, interest on, and other amounts payable in respect of the Term Loan shall constitute Obligations.

            (c)   Any principal  amount of the Term Loan that has been repaid or prepaid,  including  the  amounts  repaid  on  the  Closing  Date,  may  not  be reborrowed.

      2.2   PROTECTIVE ADVANCES AND NOTATION.

            (a)   PROTECTIVE ADVANCES.

                  (i)   Lender hereby is  authorized by Borrowers,  from time to
time in  Lender's  sole  discretion,  (A) after the  occurrence  and  during the continuance of a Default or an Event of Default, or (B) at any time that Lender, in its Permitted Discretion deems necessary or desirable,  to make extensions of credit to (or on behalf of) Borrowers (1) to preserve or protect the Collateral, or any  portion  thereof,  (2) to enhance the  likelihood  of  repayment  of the
Obligations,  or (3) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement,  including Lender Expenses and the costs, fees, and expenses  described in SECTION 9 (any of the advances  described in this SECTION
2.2(C)(I) shall be referred to as "PROTECTIVE ADVANCES").

                  (ii)  The  Protective  Advances  shall be repayable on demand, secured by the Liens, constitute Obligations hereunder, and bear interest at the
Cash Interest  Rate. The provisions of this SECTION 2.2(A) are for the exclusive benefit of the Lender and are not intended to benefit any Loan Party in any way.

            (b)   NOTATION.  Lender  shall  record on its  books  the  principal amount of the Protective  Advances  owing to Lender,  from time to time and such records shall, absent manifest error, conclusively be presumed to be correct and accurate.

      2.3   PAYMENTS.

            (a)   PAYMENTS BY BORROWERS.  Except as otherwise expressly provided herein,  all payments by (or on behalf of)  Borrowers  shall be made to Lender's
Account and shall be made in  immediately  available  funds,  no later than 4:00
p.m.  (New York time) on the date  specified  herein.  Any  payment  received by
Lender  later  than 4:00  p.m.  (New  York  time),  shall be deemed to have been received on the following Business Day and any applicable  interest or fee shall continue to accrue until such following Business Day.

            (b)   APPORTIONMENT AND APPLICATION.

                  (i)   All payments to be made hereunder by Borrowers  shall be
remitted  to Lender  and all (and  subject to Section  2.3(b)(iv)  hereof)  such payments,  and all proceeds of Collateral received by Lender,  shall be applied, so long as no Event of Default has occurred and is  continuing,  (subject to the terms of the  Intercreditor  Agreement)  to reduce the  balance of the Term Loan outstanding  and,  thereafter,  to  Borrowers  (to be  wired  to the  Designated
Account) or such other Person entitled thereto under applicable law.

                  (ii)  At any time that an Event of Default has occurred and is continuing  (and  subject  to the  terms  of the  Intercreditor  Agreement)  all payments  remitted to Lender and all proceeds of  Collateral  received by Lender shall be applied as follows:

                        (A) FIRST, to pay any Lender Expenses (including
cost or expense  reimbursements)  or indemnities  then due to Lender under the
Loan Documents, until paid in full,

                        (B) SECOND, to pay any fees or premiums then due to
Lender under the Loan Documents until paid in full,

                        (C) THIRD, to pay interest due in respect of all
Protective Advances until paid in full,

                        (D) FOURTH, to pay the principal of all Protective
Advances until paid in full,

                        (E) FIFTH, to pay interest due in respect of the
Term Loan until paid in full,

                        (F) SIXTH, to pay the outstanding principal balance
of the Term Loan until the Term Loan is paid in full,

                        (G) SEVENTH, to pay any other Obligations, and

                        (H) EIGHTH, to Borrowers (to be wired to the
Designated Account) or such other Person entitled thereto under applicable law.

                  (iii) In each  instance,  so long as no Event of  Default  has occurred and is  continuing,  SECTION  2.3(B)(I)  shall not apply to any payment made by Borrowers to Lender and  specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

                  (iv)  For purposes of SECTION 2.3(B)(II), "paid in full" means payment of all amounts  owing under the Loan  Documents  according  to the terms thereof,  including loan fees, service fees,  professional  fees,  interest (and specifically including interest accrued after the commencement of any Insolvency
Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the  foregoing  would be or is allowed  or  disallowed  in whole or in part in any Insolvency Proceeding.

                  (v)   In the event of a direct  conflict  between the priority
provisions  of this SECTION 2.3 and any other  provision  contained in any other
Loan Document, it is the intention of the parties hereto that such provisions be read together and construed,  to the fullest extent  possible,  to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as  aforesaid,  the terms and  provisions  of this SECTION 2.3 shall control  and  govern;  except  in the  case of a  conflict  with the  terms  and conditions  of  the  Intercreditor  Agreement,  in  which  case  the  applicable provisions of the Intercreditor Agreement shall govern.

            (c)   OPTIONAL  PREPAYMENTS.  Borrowers may  voluntarily  prepay the
Term  Loan in full or in part at any time and  from  time to time  upon at least three  (3)  Business  Days  prior  written  notice to Lender so long as any such payment is (i) in an amount  equal to or greater  than  $100,000 and an integral multiple  of  $100,000,  and (ii) not  prohibited  under  the  Senior  Financing
Agreements or the Intercreditor Agreement. Any prepayments of the Term Loan made pursuant to this SECTION 2.3(C) shall be accompanied by payment in full of (i) a prepayment fee in an amount equal to (x) during the period from the Closing Date to the first  anniversary of the Closing Date,  three percent (3%) of the amount of such  prepayment,  (y) during the period  from the first  anniversary  of the
Closing Date to the second  anniversary of the Closing Date, two percent (2%) of the  amount  of such  prepayment  and (z)  during  the  period  from the  second anniversary  of the Closing Date to the third  anniversary  of the Closing Date, one  percent  (1%) of the  amount  of such  prepayment,  plus  (ii) all  accrued interest and applicable  fees on the principal  amount being prepaid to the date of  prepayment;  PROVIDED,  HOWEVER,  if an Event of Default then  exists,  such prepayment shall be applied to the Obligations  pursuant to SECTION  2.3(B)(II).
From and after the third  anniversary  of the  Closing  Date,  there shall be no prepayment fee.

            (d)   MANDATORY PREPAYMENTS.

                  (i)   Immediately  upon the  receipt  by  Parent or any of its
Subsidiaries of the proceeds of any Permitted Kasco Sale Transaction,  Borrowers shall prepay the outstanding  principal amount of the  Obligations,  the Working
Capital  Indebtedness  and the  Term A  Indebtedness,  as the  case  may be,  in accordance  with  the  Intercreditor  Agreement  and  SECTION  2.3(E)(I)  in  an
aggregate  amount equal to 100% of the Net Cash  Proceeds  received by Parent or its Subsidiaries in connection with such sale. Nothing contained in this SECTION
2.3(D)(I)  shall permit Parent or any of its  Subsidiaries  to sell or otherwise dispose of any property or assets other than in accordance the  requirements  of the definition of Permitted  Kasco Sale  Transaction  or as otherwise  permitted hereunder.

                  (ii)  Immediately  upon the  receipt  by  Parent or any of its
Subsidiaries of the proceeds of any voluntary or involuntary sale or disposition by Parent or any of its Subsidiaries of property or assets  (including  casualty losses or  condemnations  but excluding sales or  dispositions  which qualify as
Permitted  Dispositions under clauses (a), (b), (c), or (d) of the definition of
Permitted Dispositions or any Permitted Kasco Sale Transaction), Borrowers shall prepay the outstanding principal amount of the Obligations,  the Working Capital
Indebtedness  and the Term A Indebtedness in accordance  with the  Intercreditor
Agreement  and  SECTION  2.3(E)(II)  in an amount  equal to 100% of the Net Cash
Proceeds  (including  condemnation awards and payments in lieu thereof) received by Parent or its  Subsidiaries  in connection  with such sales or  dispositions;
PROVIDED that, so long as (A) no Default or Event of Default shall have occurred and is  continuing,  (B)  Administrative  Borrower  shall have given Agent prior written  notice of  Borrowers'  intention  to apply such  monies to the costs of replacement  of the  properties  or assets  that are the subject of such sale or disposition,  casualty  loss  or  condemnation,  or  the  cost  of  purchase  or construction  of other  assets  useful in the  business  of  Borrowers  or their
Subsidiaries,  (C) the  monies  are held in a cash  collateral  account in which
Lender (or, so long as the Working  Capital Credit  Agreement or the Term A Loan
Agreement is in effect,  Working  Capital Agent or Term A Agent,  as applicable, acting  as  agent  for  the  Lender)  has a  perfected  first-priority  security interest, and (D) Borrowers or their Subsidiaries, as applicable,  complete such replacement, purchase, or construction within 180 days after the initial receipt of such monies,  Borrowers and their Subsidiaries shall have the option to apply such monies to the costs of  replacement  of the property or assets that are the subject of such sale or disposition or the costs of purchase or  construction of other assets useful in the business of Borrowers and their  Subsidiaries  unless and to the extent that such  applicable  period shall have expired  without such replacement,  purchase or construction  being made or completed,  in which case, any amounts remaining in the cash collateral account shall be paid to Lender and applied in accordance with SECTION 2.3(E)(II). Nothing contained in this SECTION
2.3(D)(II)  shall permit Parent or any of its  Subsidiaries to sell or otherwise dispose of any property or assets other than in accordance with SECTION 6.4.

                  (iii) Immediately  upon the  receipt  by  Parent or any of its
Subsidiaries  of  any  Extraordinary   Receipts,   Borrowers  shall  prepay  the
outstanding   principal   amount  of  the   Obligations,   the  Working  Capital
Indebtedness  and the Term A Indebtedness in accordance with SECTION  2.3(e)(ii)
in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts.

                  (iv)  Immediately upon the issuance or incurrence by Parent or any of its Subsidiaries of any Indebtedness  (other than Indebtedness  permitted under SECTION 6.1(A), (B), (C), (D), or (E)) or the issuance by Parent or any of its  Subsidiaries  of any shares of Parent's or its  Subsidiaries'  Stock (other than (A) the issuance of Stock under an employee  stock option or incentive plan of any Loan Party to the  extent  permitted  hereunder  or (B) in the event that
Parent or any  Subsidiary of Parent forms a Subsidiary  in  accordance  with the terms  hereof,  the  issuance  by such  Subsidiary  of Stock to  Parent  or such
Subsidiary,  as applicable),  Borrowers  shall prepay the outstanding  principal amount of the  Obligations,  the  Working  Capital  Indebtedness  and the Term A
Indebtedness in accordance with SECTION 2.3(E)(II) in an amount equal to 100% of the Net Cash Proceeds  received by Parent or its Subsidiaries in connection with such issuance or incurrence. The provisions of this SECTION 2.3(D)(IV) shall not be deemed to be implied  consent to any such  issuance or  incurrence  otherwise prohibited by the terms and conditions of this Agreement.

      2.4   INTEREST RATES AND FEES:  RATES, PAYMENTS, AND CALCULATIONS.

            (a)   INTEREST  RATE.  Except as  provided  in SECTION  2.4(B),  all
Obligations  whether or not  charged to the Loan  Account  pursuant to the terms hereof  shall bear  interest  on the Daily  Balance  thereof at a per annum rate equal to the Base Rate of Interest, plus the Base Rate Margin.

            (b)   DEFAULT RATE. Upon the occurrence and during the  continuation of an Event of Default (and at the election of Lender),  all Obligations whether or not  charged to the Loan  Account  pursuant  to the terms  hereof  shall bear interest  on  the  Daily  Balance  thereof  at a per  annum  rate  equal  to 2.0 percentage points above the per annum rate otherwise applicable hereunder.

            (c)   PAYMENT.

                  (i)   Except  as  otherwise  permitted  by  the  Intercreditor
Agreement,  and pursuant to clause (ii) immediately below, interest and all fees payable hereunder shall be due and payable,  in arrears,  on the date that is 15 days from the end of each fiscal quarter of Parent at any time that  Obligations are  outstanding.  Without  limiting the  obligations  of the  Borrowers to make payments in accordance with the terms hereof, Borrowers hereby authorize Lender, from time to time,  without  prior  notice to Borrower or any other  Person,  to charge all interest and fees (when due and payable), all Lender Expenses (as and when due and  payable),  all fees and costs  provided for in SECTION 2.9 (as and when due and payable),  and all other payments as and when due and payable under any Loan Document to Borrowers' Loan Account.  All such amounts,  whether or not charged to the Loan Account,  shall constitute  Obligations  hereunder and shall accrue  interest at the rate then  applicable.  Any  interest  not paid when due shall be compounded  by being  charged to the Loan Account and shall  thereafter
constitute   Obligations  hereunder  and  shall  accrue  interest  at  the  then applicable Base Rate of Interest, plus the Base Rate Margin.

                  (ii)  From and  after  the date  that is  twelve  (12)  months following the Closing Date,  interest shall be due and payable,  in arrears,  on the date that is 15 days from the end of each fiscal  quarter of Parent with the first such interest  payment being due and payable for the fiscal quarter of the
Parent ended on September  30, 2008;  PROVIDED  that (x) Leverage (as defined in the Term A Credit  Agreement)  is less than 3.0 : 1 after  giving  effect to any such payments;  and (y) Excess  Availability  (as defined in the Working Capital
Credit  Agreement) is greater than  $20,000,000  after giving effect to any such payment.  To the extent that cash  interest  payments are not  permitted by this
SECTION  2.4(C)(II),  interest  shall  continue  to accrue  and shall be paid in accordance with Section 2.4(c)(i),  above. If payment of a portion,  but not the entire  amount,  of the interest then due and owing would satisfy the conditions set forth in clauses (x) and (y), immediately above, then Borrowers shall make a cash interest  payment in the largest  amount that would be in  compliance  with such  conditions  and the balance of the payment then due and owing shall accrue but remain unpaid.

            (d)   COMPUTATION.  All interest and fees chargeable  under the Loan
Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

            (e)   INTENT TO LIMIT  CHARGES TO MAXIMUM  LAWFUL RATE.  In no event shall the interest rate or rates payable  under this  Agreement,  plus any other amounts paid in connection  herewith,  exceed the highest rate permissible under any law that a court of competent  jurisdiction shall, in a final determination, deem  applicable.  Borrowers and the Lender,  in executing and  delivering  this
Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; PROVIDED,  HOWEVER, that, anything contained herein to the contrary notwithstanding,  if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, IPSO FACTO, as of the date of this  Agreement,  Borrowers  are and shall be liable only for the payment of such maximum as allowed by law, and payment  received from  Borrowers in excess of such legal maximum,  whenever received,  shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

      2.5   [INTENTIONALLY OMITTED]

      2.6   CREDITING PAYMENTS.  The receipt of any payment item by Lender shall not be  considered  a payment  on account  unless  such  payment  item is a wire transfer of immediately  available federal funds made to the Lender's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be  deemed  not to have made  such  payment  and  interest  shall be  calculated accordingly.  Anything to the contrary  contained  herein  notwithstanding,  any payment item shall be deemed  received by Lender only if it is received into the
Lender's  Account on a Business Day on or before 2:00 p.m.  (New York time).  If any payment item is received into the Agent's  Account on a non-Business  Day or after 2:00 p.m.  (New York time) on a Business  Day,  it shall be deemed to have been  received  by  Agent  as of the  opening  of  business  on the  immediately following Business Day.

      2.7   DESIGNATED  ACCOUNT.  Lender  is  authorized  to take any  permitted action  under  this  Agreement  based upon  instructions  received  from  anyone purporting  to  be an  Authorized  Person.  Administrative  Borrower  agrees  to establish and maintain the Designated Account with the Designated Account Bank.

      2.8   MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Lender shall maintain an account on its books in the name of Borrowers  (the "LOAN  ACCOUNT")
on which  Borrowers will be charged with the Term Loan, all Protective  Advances made by  Lender  to  Borrowers  or for  Borrowers'  account,  and with all other payment  Obligations  hereunder  or under the other Loan  Documents,  including, accrued  interest,  fees and expenses,  and Lender Expenses.  In accordance with
SECTION 2.6, the Loan  Account  will be credited  with all payments  received by
Lender from Borrowers or for Borrowers' account.  Lender shall render statements regarding  the Loan Account to  Administrative  Borrower,  including  principal, interest,  fees,  and  including  an  itemization  of all charges  and  expenses constituting Lender Expenses owing, and such statements,  absent manifest error, shall be  conclusively  presumed to be correct and  accurate and  constitute  an account  stated between  Borrowers and the Lender  unless,  within 30 days after receipt  thereof  by  Administrative  Borrower,  Administrative  Borrower  shall deliver  to Lender  written  objection  thereto  describing  the error or errors contained in any such statements.

      2.9   CAPITAL  REQUIREMENTS.  If, after the date hereof, Lender determines that (i) the  adoption of or change in any law,  rule,  regulation  or guideline applicable to Lender, or any change in the interpretation or application thereof by any Governmental  Authority charged with the administration  thereof, or (ii)

compliance by Lender with any guideline, request or directive of any such entity regarding  capital  adequacy  (whether or not having the force of law),  has the effect of reducing the return on Lender's  capital as a consequence  of Lender's
Commitments hereunder to a level below that which Lender could have achieved but for such adoption,  change, or compliance  (taking into  consideration  Lender's then existing  policies  with respect to capital  adequacy and assuming the full utilization of Lender's  capital) by any amount deemed by Lender to be material, then Lender may notify  Administrative  Borrower  thereof.  Following receipt of such  notice,  Borrowers  agree to pay to Lender on  demand  the  amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after  presentation  by Lender of a  statement  in the amount and setting  forth  in  reasonable  detail  Lender's  calculation  thereof  and  the assumptions  upon which such  calculation  was based (which  statement  shall be deemed true and correct absent  manifest  error).  In  determining  such amount,
Lender may use any reasonable averaging and attribution methods.

      2.10  JOINT AND SEVERAL LIABILITY OF BORROWERS.

            (a)   Each  Borrower  is  accepting  joint  and  several   liability
hereunder and under the other Loan Documents in  consideration  of the financial accommodations to be provided by the Lender under this Agreement, for the mutual benefit,  directly and indirectly,  of each Borrower and in consideration of the undertakings  of the other  Borrowers to accept joint and several  liability for the Obligations.  Each Borrower hereby further  irrevocably and  unconditionally guaranties as and for its own debt, until final payment in full thereof has been made, (a) the payment of the Obligations,  when and as the same shall become due
and  payable,   whether  at  maturity,   pursuant  to  a  mandatory   prepayment
requirement, by acceleration, or otherwise; it being the intent of each Borrower that the  guaranty  set forth  herein  shall be a guaranty  of payment and not a guaranty of collection; and (b) the punctual and faithful performance,  keeping, observance,  and  fulfillment  by  each  Borrower  of  all  of  the  agreements, conditions,  covenants,  and  obligations  of such  Borrower  contained  in this
Agreement and under each of the other Loan Documents.

            (b)   Each Borrower,  jointly and severally,  hereby irrevocably and unconditionally  accepts, not merely as a surety but also as a co-debtor,  joint and several liability with the other Borrowers,  with respect to the payment and performance of all of the Obligations  (including any Obligations  arising under this SECTION  2.10),  it being the intention of the parties  hereto that all the
Obligations shall be the joint and several  obligations of each Borrower without preferences or distinction among them.

            (c)   If and to the extent that any Borrower  shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other  Borrowers  will make such payment  with respect to, or perform,  such
Obligation.

            (d)   The  Obligations of each Borrower under the provisions of this
SECTION  2.10   constitute  the  absolute  and   unconditional,   full  recourse
Obligations  of each  Borrower  enforceable  against  each  Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

            (e)   Except as otherwise expressly provided in this Agreement, each
Borrower hereby waives notice of acceptance of its joint and several  liability, notice  of the Term  Loan,  any  Protective  Advance  or any  other  advance  or extension  of credit  made under or pursuant  to this  Agreement,  notice of the occurrence  of any Default,  Event of Default,  or of any demand for any payment under  this  Agreement,  notice of any  action at any time  taken or  omitted by
Lender  under  or in  respect  of any of the  Obligations,  any  requirement  of diligence or to mitigate  damages  and,  generally,  to the extent  permitted by applicable  law, all  demands,  notices and other  formalities  of every kind in connection with this Agreement (except as otherwise provided in this Agreement).

Each  Borrower  hereby  assents  to, and waives  notice  of,  any  extension  or postponement  of the  time  for  the  payment  of any  of the  Obligations,  the acceptance  of any  payment of any of the  Obligations,  the  acceptance  of any partial payment thereon, any waiver,  consent or other action or acquiescence by
Lender at any time or times in respect of any  default  by any  Borrower  in the performance or  satisfaction  of any term,  covenant,  condition or provision of this Agreement, any and all other indulgences whatsoever by Lender in respect of any of the Obligations,  and the taking,  addition,  substitution or release, in whole  or in  part,  at any  time  or  times,  of any  security  for  any of the
Obligations or the addition,  substitution  or release,  in whole or in part, of any Borrower.  Without  limiting the generality of the foregoing,  each Borrower assents to any other  action or delay in acting or failure to act on the part of
Lender  with  respect to the  failure by any  Borrower to comply with any of its respective Obligations,  including,  without limitation, any failure strictly or diligently  to assert any right or to pursue any remedy or to comply  fully with applicable laws or regulations  thereunder,  which might, but for the provisions of this SECTION 2.10 afford  grounds for  terminating,  discharging or relieving any  Borrower,  in whole or in part,  from  any of its  Obligations  under  this
SECTION 2.10,  it being the  intention of each Borrower  that, so long as any of the Obligations  hereunder remain unsatisfied,  the Obligations of each Borrower under this SECTION 2.10 shall not be discharged  except by performance  and then only to the extent of such  performance.  The Obligations of each Borrower under this  SECTION  2.10 shall not be  diminished  or rendered  unenforceable  by any unenforceability  of this  Agreement or any other Loan  Document  against one or more of the other  Borrowers  or any  winding up,  reorganization,  arrangement, liquidation,  reconstruction or similar  proceeding with respect to any Borrower or Lender.

            (f)   Each  Borrower  represents  and  warrants  to Lender that such
Borrower is currently  informed of the financial  condition of all Borrowers and of all other  circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to Lender that such Borrower has read and understands the terms and conditions of the Loan  Documents.  Each  Borrower  hereby  covenants  that such
Borrower will continue to keep informed of Borrowers' financial  condition,  the financial condition of other guarantors,  if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

            (g)   Each Borrower waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial  foreclosure  with respect to security for a guaranteed  obligation, has destroyed  Lender's  rights of subrogation  and  reimbursement  against such
Borrower by the  operation  of Section  580(d) of the  California  Code of Civil
Procedure or otherwise.

            (h)   Each  Borrower  waives  all  rights  and  defenses  that  such
Borrower may have because the  Obligations  are secured by Real  Property.  This means, among other things:

                  (i)   Lender may  collect  from such  Borrower  without  first
foreclosing on any Real or Personal Property Collateral pledged by Borrowers.

                  (ii)  If Lender  forecloses  on any Real  Property  Collateral pledged by Borrowers:

                        (A) The amount of the Obligations may be reduced
only by the price for which that  collateral  is sold at the  foreclosure  sale, even if the collateral is worth more than the sale price.

                        (B) Lender may collect from such Borrower even if
Lender, by foreclosing on the Real Property Collateral,  has destroyed any right such Borrower may have to collect from the other Borrowers.

This is an unconditional and irrevocable  waiver of any rights and defenses such
Borrower may have because the  Obligations  are secured by Real Property.  These rights and  defenses  include,  but are not  limited  to, any rights or defenses based upon  Section  580a,  580b,  580d or 726 of the  California  Code of Civil
Procedure.

            (i) The  provisions of this SECTION 2.10 are made for the benefit of
Lender and its  successors  and assigns,  and may be enforced by it or them from time to time  against any or all  Borrowers  as often as occasion  therefor  may arise and without  requirement on the part of Lender,  successor or assign first to marshal any of its or their  claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies  available to it or them against any Borrower or to resort to any other  source or means of obtaining  payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this SECTION 2.10 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied.  If at any time, any payment, or any part  thereof,  made in respect of any of the  Obligations,  is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise,  the provisions of this SECTION
2.10 will forthwith be reinstated in effect, as though such payment had not been made.

            (j)   Until the  Obligations  have been paid in full,  each Borrower hereby  agrees  that it will not enforce  any of its rights of  contribution  or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan  Documents,  any payments made by it to Lender with  respect to any of the  Obligations  or any  collateral  security therefor.  Any claim which any Borrower may have against any other Borrower with respect to any payments to Lender  hereunder  or under any other Loan  Documents are  hereby  expressly  made  subordinate  and junior in right of payment to the prior  payment  in full in cash of the  Obligations  and,  in the  event  of any insolvency,  bankruptcy,  receivership,  liquidation,  reorganization  or  other similar proceeding under the laws of any jurisdiction  relating to any Borrower, its debts or its assets, whether voluntary or involuntary,  all such Obligations shall  be paid  in  full in cash  before  any  payment  or  distribution  of any character,  whether in cash, securities or other property,  shall be made to any other Borrower therefor.

            (k)   Each Borrower  hereby agrees that,  after the  occurrence  and during the  continuance  of any Default or Event of Default,  the payment of any amounts due with respect to the indebtedness  owing by any Borrower to any other
Borrower  is hereby  subordinated  to the prior  payment  in full in cash of the
Obligations.  Each Borrower  hereby agrees that after the  occurrence and during the  continuance  of any Default or Event of  Default,  such  Borrower  will not demand,  sue for or otherwise  attempt to collect any  indebtedness of any other
Borrower  owing to such Borrower until the  Obligations  shall have been paid in full in cash. If,  notwithstanding the foregoing  sentence,  such Borrower shall collect,  enforce or receive any amounts in respect of such  indebtedness,  such amounts  shall be  collected,  enforced and received by such Borrower as trustee for  Lender,  and such  Borrower  shall  deliver  any such  amounts to Agent for application to the Obligations in accordance with SECTION 2.3(B).

      2.11  SECURITIZATION.  Parent and each  Borrower (on behalf of  themselves and their  respective  Subsidiaries)  hereby  acknowledge  that  Lender  and its
Affiliates and Related Funds may sell or securitize its portion of the Term Loan
(a  "SECURITIZATION")  through  the  pledge of its  portion  of the Term Loan as collateral  security for loans to such Lender or its Affiliates or Related Funds or through the sale of its portion of the Term Loan or the issuance of direct or indirect interests in its portion of the Term Loan, which loans to Lender or its
Affiliates  or Related  Funds or direct or indirect  interests  will be rated by
Moody's,  S&P or one or more other  rating  agencies  (the  "RATING  AGENCIES").
Parent and each Borrower (on behalf of themselves and their  Subsidiaries) agree to  cooperate  with Lender and its  Affiliates  and Related  Funds to effect the
Securitization,  including, without limitation, by (a) executing such additional
documents,   as  reasonably   requested  by  Lender  in   connection   with  the
Securitization,  provided that (i) any such  additional  documentation  does not impose  additional costs on Borrowers (other than costs of a de minimis nature),

                                       10

and (ii) any such additional documentation does not adversely affect the rights, or increase the obligations  (other than increases of a de minimis  nature),  of
Borrowers  under the Loan  Documents or change or affect in a manner  adverse to
Borrowers  the  financial  terms  of  the  Term  Loan  and  (b)  providing  such information  as may be  reasonably  requested by Lender in  connection  with the rating of the Term Loan or the Securitization.

3.    CONDITIONS; TERM OF AGREEMENT.

      3.1   CONDITIONS PRECEDENT TO THE TERM LOAN. The obligations of the Lender hereunder,  including the  obligation to refinance the Term Loan, are subject to the  fulfillment,  to the  satisfaction  of Lender of (a) each of the conditions precedent set forth on SCHEDULE  3.1, and (b) each of the  following  conditions precedent:

                  (i)   the  representations  and warranties of the Loan Parties
and their  Subsidiaries  contained in the Original LSA, this Agreement or in the other Loan Documents shall be true and correct in all material  respects (except that such materiality  qualifier shall not be applicable to any  representations and warranties that already are qualified or modified by materiality in the text thereof)  on and as of the  date  made and on the date  hereof,  (except  to the extent that such  representations  and  warranties  relate  solely to an earlier date);

                  (ii)  no Default or Event of Default  shall have  occurred and be continuing under the Original LSA or hereunder on the date hereof,  nor shall either  result  from the  execution  and  delivery  hereof  or the  transactions contemplated hereby;

                  (iii) no injunction,  writ, restraining order, or other order, or any law,  rule or  regulation,  of any  nature  restricting  or  prohibiting, directly or  indirectly,  the extension of credit under the Original LSA or this
Agreement  shall  have  been  issued  and  remain  in force by any  Governmental
Authority against any Loan Party, or Lender; and

                  (iv)  no Material  Adverse  Change shall have  occurred  since
December 31, 2006, PROVIDED that the transactions contemplated by this Agreement and the  transactions  made in connection  with the  Permitted  Merger shall not constitute a Material Adverse Change.

      3.2   TERM.  This Agreement  shall continue in full force and effect for a
term  ending  on  January  17,  2013  (the  "MATURITY   DATE").   The  foregoing
notwithstanding,  the Lender shall have the right to terminate  its  obligations under this  Agreement  immediately  and without  notice upon the  occurrence and during the continuation of an Event of Default.

      3.3   EFFECT OF TERMINATION. On the date of termination of this Agreement, all  Obligations  immediately  shall  become due and payable  without  notice or demand.  No termination of this Agreement,  however,  shall relieve or discharge
Loan Parties or their  Subsidiaries of their duties,  Obligations,  or covenants hereunder or under any other Loan Document and the Liens in the Collateral shall remain  in  effect  until all  Obligations  have  been  paid in full.  When this
Agreement has been terminated and all of the Obligations have been paid in full,
Lender will, at Borrowers'  sole  expense,  execute and deliver any  termination statements,  lien releases,  mortgage  releases,  re-assignments  of trademarks, discharges  of  security  interests,  and other  similar  discharge  or  release documents (and, if applicable,  in recordable form) as are reasonably  necessary to release,  as of record,  the Liens and all notices of security  interests and liens previously filed by Lender with respect to the Obligations.

      3.4   EARLY  TERMINATION BY BORROWERS.  Borrowers have the option,  at any time following the payment in full of the Working Capital  Indebtedness  and the
Term A Indebtedness,  upon 30 days prior written notice to Lender,  to terminate

                                       11

this  Agreement,  by paying to Lender,  in cash,  the  Obligations,  in full. If
Borrowers have sent a notice of  termination  pursuant to the provisions of this
Section, then Borrowers shall be obligated to repay the Obligations, in full, on the date set forth as the date of termination of this Agreement in such notice.

4.    REPRESENTATIONS AND WARRANTIES.

            In order to induce the Lender to enter into this  Agreement,  Parent and each  Borrower  make the  following  representations  and  warranties to the
Lender which shall be true, correct, and complete as of the Closing Date (except to the extent  that such  representations  and  warranties  relate  solely to an earlier date or any Schedule or  Projection  referred to herein has been updated or amended in accordance herewith) and such representations and warranties shall survive the execution and delivery of this Agreement:

      4.1   NO  ENCUMBRANCES.  Each Loan Party and its Subsidiaries has good and indefeasible title to, or a valid leasehold interest in, their personal property assets and good and marketable title to, or a valid leasehold interest in, their
Real Property, in each case, free and clear of Liens except for Permitted Liens.

      4.2   ORIGINAL LSA. Each of the representations and warranties of the Loan
Parties contained in the Original LSA remains true,  accurate and complete as of the Closing Date (except to the extent that such  representations and warranties relate  solely to an earlier  date).  Each Loan Party has complied with each and every  covenant  applicable to it under the Original LSA and since the execution and delivery of the Original LSA,  there has been no Default or Event of Default by any Loan Party under the Original LSA.

      4.3   [INTENTIONALLY OMITTED.].

      4.4   EQUIPMENT. Each material item of Equipment of Loan Parties and their
Subsidiaries  is used or held for use in their  business  and is in good working order, ordinary wear and tear and damage by casualty excepted.

      4.5   LOCATION OF  COLLATERAL.  The  Collateral  (other  than  vehicles or
Equipment out for repair) of Loan Parties and their  Subsidiaries  is not stored with a bailee, warehouseman,  or similar party (except with respect to Inventory in the  ordinary  course of  business),  and is located  only at, or  in-transit between,  the  locations  identified  on SCHEDULE  4.5 (as such  Schedule may be updated pursuant to SECTION 5.9).

      4.6   INVENTORY  RECORDS.  Each Loan  Party  keeps  correct  and  accurate records in all material respects itemizing and describing the type, quality, and quantity of its and its Subsidiaries' Inventory and the book value thereof.

      4.7   JURISDICTION OF ORGANIZATION; LOCATION OF CHIEF EXECUTIVE OFFICE;
ORGANIZATIONAL IDENTIFICATION NUMBER; COMMERCIAL TORT CLAIMS.

            (a)   The name of (within the meaning of Section  9-503 of the Code)
and jurisdiction of organization of each Loan Party and each of its Subsidiaries is set forth on SCHEDULE  4.7(A) (as such  Schedule  may be updated from time to time to reflect changes permitted to be made under SECTION 6.5).

            (b)   The chief  executive  office of each Loan  Party is located at the address  indicated on SCHEDULE  4.7(B) (as such Schedule may be updated from time to time to reflect changes permitted to be made under SECTION 5.9).

                                       12

            (c)   Each   Loan   Party's   tax    identification    numbers   and
organizational identification numbers, if any, are identified on SCHEDULE 4.7(C)
(as such Schedule may be updated from time to time to reflect changes  permitted to be made under SECTION 6.5).

            (d)   As  of  the  Closing   Date,   the  Loan   Parties  and  their
Subsidiaries  do not hold any  commercial  tort  claims,  except as set forth on
SCHEDULE 4.7(D).

      4.8   DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

            (a)   Each Loan Party (i) is duly organized and existing and in good standing (or the non-U.S. equivalent thereof) under the laws of the jurisdiction of its organization and qualified to do business in each jurisdiction  where the failure to be so qualified  reasonably could be expected to result in a Material
Adverse  Change,  and (ii) has all requisite  power and authority to conduct its
business  as  now  conducted  and  as  currently  contemplated,   to  incur  the
Obligations hereunder (in the case of the Borrowers), and to execute and deliver each Loan Document to which it is a party,  and to consummate  the  transactions contemplated thereby.

            (b)   Set forth on SCHEDULE  4.8(B) (as such Schedule may be updated from time to time to reflect  changes  permitted to be made under SECTION 5.16), is a complete and accurate  description of the authorized  capital Stock of each
Loan Party,  by class,  and, as of the Closing Date, a description of the number of shares of each such  class that are  issued  and  outstanding.  Other than as described on SCHEDULE 4.8(B), there are no subscriptions,  options, warrants, or calls  relating to any shares (or other  equity  interest)  of each Loan Party's capital  Stock,  including  any  right  of  conversion  or  exchange  under  any outstanding  security  or other  instrument.  No Loan  Party is  subject  to any obligation  (contingent  or otherwise)  to  repurchase  or otherwise  acquire or retire any  shares of its  capital  Stock or any  security  convertible  into or exchangeable for any of its capital Stock.

            (c)   Set forth on SCHEDULE  4.8(C) (as such Schedule may be updated from time to time to reflect  changes  permitted to be made under SECTION 5.16), is a  complete  and  accurate  list of each Loan  Party's  direct  and  indirect
Subsidiaries,  showing:  (i) the  jurisdiction of their  organization,  (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (iii) the number and the percentage of the outstanding shares of each such class owned  directly or indirectly by the  applicable  Loan
Party.  All of the  outstanding  capital Stock of each such  Subsidiary has been validly issued and is fully paid and non-assessable.

            (d)   Except  as  set  forth  on  SCHEDULE  4.8(C),   there  are  no
subscriptions,  options,  warrants,  or calls relating to any shares of any Loan
Party's  Subsidiaries'  capital  Stock,  including  any right of  conversion  or exchange under any outstanding  security or other  instrument.  No Loan Party or any of its respective  Subsidiaries is subject to any obligation  (contingent or otherwise) to  repurchase or otherwise  acquire or retire any shares of any Loan
Party's  Subsidiaries'  capital  Stock  or  any  security  convertible  into  or exchangeable for any such capital Stock.

      4.9   DUE AUTHORIZATION; NO CONFLICT.

            (a)   As to each Borrower, the execution,  delivery, and performance by such Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Borrower.

            (b)   As to each Borrower, the execution,  delivery, and performance by such Borrower of this Agreement and the other Loan Documents to which it is a party do not and will not (i) violate any provision of federal,  state, or local law or regulation  applicable to such Borrower,  the Governing Documents of such

                                       13

Borrower,  or any order,  judgment, or decree of any court or other Governmental
Authority  binding on such Borrower,  (ii) conflict with, result in a breach of, or  constitute  (with due  notice or lapse of time or both) a default  under any
Material  Contract of such Borrower,  (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Borrower,  other than Permitted  Liens,  (iv) do not and will not result in any default, noncompliance,  suspension,  revocation,  impairment, forfeiture or nonrenewal of any permit,  license,  authorization or approval applicable to its operations  or any of its  properties,  or (v)  require  any  approval  of  such
Borrower's  interestholders  or any  approval or consent of any Person under any
Material  Contract of such Borrower,  other than consents or approvals that have been obtained and that are still in force and effect.

            (c)   Other than the filing of financing statements, the recordation of the  Mortgages,  and other  filings or  actions  necessary  to perfect  Liens granted to Lender in the Collateral, the execution, delivery, and performance by each  Borrower  of this  Agreement  and the other Loan  Documents  to which such
Borrower is a party do not and will not require any registration with,  consent, or  approval  of, or notice to, or other  action  with or by,  any  Governmental
Authority, other than consents or approvals that have been obtained and that are still in force and effect.

            (d)   As to  each  Borrower,  this  Agreement  and  the  other  Loan
Documents  to  which  such  Borrower  is  a  party,   and  all  other  documents
contemplated  hereby and thereby,  when  executed and delivered by such Borrower will be the legally valid and binding obligations of such Borrower,  enforceable against such  Borrower in  accordance  with their  respective  terms,  except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization,  moratorium,  or similar laws relating to or limiting creditors'
rights generally.

            (e)   The Liens are validly  created,  perfected  (other than (i) in respect of motor vehicles and (ii) any Deposit Accounts and Securities  Accounts
not subject to a Control  Agreement as permitted  by SECTION  6.12,  and subject only to the filing of financing statements and the recordation of the Mortgages, and (ii) to the extent such Liens are not validly created or perfected solely as a result of the gross  negligence of Lender),  and first priority Liens (subject only to Permitted Priority Liens).

            (f)   The execution,  delivery, and performance by each Guarantor of the Loan  Documents  to which it is a party  have  been duly  authorized  by all necessary action on the part of such Guarantor.

            (g)   The execution,  delivery, and performance by each Guarantor of the Loan  Documents  to which it is a party do not and will not (i)  violate any provision  of federal,  state,  or local law or  regulation  applicable  to such
Guarantor, the Governing Documents of such Guarantor, or any order, judgment, or decree of any court or other  Governmental  Authority binding on such Guarantor,
(ii) conflict  with,  result in a breach of, or  constitute  (with due notice or lapse of time or both) a default under any Material  Contract of such Guarantor,
(iii) result in or require the creation or  imposition of any Lien of any nature whatsoever upon any properties or assets of such Guarantor, other than Permitted
Liens,  (iv)  do  not  and  will  not  result  in  any  default,  noncompliance, suspension,  revocation,  impairment,  forfeiture  or  nonrenewal of any permit, license,  authorization  or approval  applicable to its operations or any of its properties,  or (v) require any approval of such Guarantor's  interestholders or any  approval  or consent  of any Person  under any  Material  Contract  of such
Guarantor, other than consents or approvals that have been obtained and that are still in force and effect.

            (h)   Other  than  the  filing  of  financing   statements  and  the
recordation of the Mortgages,  and other filings or actions necessary to perfect
Liens  granted  to  Lender  in the  Collateral,  the  execution,  delivery,  and performance by each Guarantor of the Loan Documents to which such Guarantor is a party do not and will not require any registration  with,  consent,  or approval of, or notice to, or other action with or by, any Governmental Authority,  other than  consents or approvals  that have been obtained and that are still in force and effect.

                                       14

            (i)   The Loan Documents to which each Guarantor is a party, and all other documents  contemplated hereby and thereby, when executed and delivered by such  Guarantor  will be the  legally  valid  and  binding  obligations  of such
Guarantor,   enforceable   against  such  Guarantor  in  accordance  with  their
respective terms,  except as enforcement may be limited by equitable  principles or by  bankruptcy,  insolvency,  reorganization,  moratorium,  or  similar  laws relating to or limiting creditors' rights generally.

      4.10  LITIGATION.  Other than those matters disclosed on SCHEDULE 4.10 and other than matters arising after the Closing Date that  reasonably  could not be expected to result in a Material Adverse Change, there are no actions, suits, or proceedings pending or, to the knowledge of Parent and each Borrower, threatened against any Loan Party or any of its Subsidiaries.  As of the Closing Date, none of the Loan Parties holds any commercial tort claims in respect of which a claim has been  filed in a court of law or a written  notice by an  attorney  has been given to a potential defendant

      4.11  NO MATERIAL  ADVERSE CHANGE.  All financial  statements  relating to
Parent and its  Subsidiaries  that have been  delivered by any Loan Party to the
Lender  have been  prepared  in  accordance  with GAAP  (except,  in the case of unaudited financial  statements,  for the lack of footnotes and being subject to year-end  audit  adjustments)  and  present  fairly  in all  material  respects,
Parent's and its  Subsidiaries'  financial  condition as of the date thereof and results of operations  for the period then ended.  There has not been a Material
Adverse  Change with respect to Parent and its  Subsidiaries  since December 31,
2006.  Notwithstanding  anything to the  contrary  herein,  for purposes of this
Agreement,  no Material  Adverse  Change  shall be deemed to have  occurred as a result of the  transactions  contemplated  by this  Agreement and the other Loan
Documents  or from the  transactions  and  transfers  which  arose out of and in connection with the Permitted Merger.

      4.12  FRAUDULENT TRANSFER.

            (a)   Each  Loan  Party  and  each  Subsidiary  of a Loan  Party  is
Solvent.

            (b)   No transfer of property is being made by any Loan Party or any
Subsidiary of a Loan Party and no obligation is being incurred by any Loan Party or  any  Subsidiary  of  a  Loan  Party  in  connection  with  the  transactions contemplated  by this  Agreement or the other Loan  Documents with the intent to hinder, delay, or defraud either present or future creditors of the Loan Parties or their Subsidiaries.

      4.13  EMPLOYEE  BENEFITS;  LABOR  MATTERS.  (a)  Except  as set  forth  on
Schedule 4.13, (i) each Employee Plan is in  substantial  compliance  with ERISA and the IRC, (ii) no Termination  Event has occurred nor is reasonably  expected to occur with respect to any Employee Plan,  (iii) the most recent annual report
(Form 5500 Series) with respect to each  Employee  Plan,  including any required
Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal  Revenue  Service and  delivered to Agent,  is to the  knowledge of
Borrower complete and correct,  and since the date of such report there has been no Material Adverse Change in such funding status, (iv) copies of each agreement entered into with the PBGC, the U.S. Department of Labor or the Internal Revenue
Service with respect to any Employee Plan have been  delivered to Agent,  (v) no
Employee  Plan had an  accumulated  or waived  funding  deficiency  or permitted decrease which would create a deficiency in its funding  standard account or has applied  for an  extension  of any  amortization  period  within the  meaning of
Section  412 of the IRC at any time during the  previous 60 months,  and (vi) no
Lien  imposed  under the IRC or ERISA exists or is likely to arise on account of any  Employee  Plan within the meaning of Section 412 of the IRC.  Except as set

                                       15

forth on  Schedule  4.13,  no Loan  Party  or any of its  ERISA  Affiliates  has
incurred any withdrawal  liability under ERISA with respect to any Multiemployer
Plan, or is aware of any facts indicating that it or any of its ERISA Affiliates may in the future reasonably be expected to incur any such withdrawal liability.
Except  as set  forth  on  Schedule  4.13,  no Loan  Party  or any of its  ERISA
Affiliates nor any fiduciary of any Employee Plan has (A) engaged in a nonexempt prohibited  transaction  described  in Sections  406 of ERISA or 4975 of the IRC that could  reasonably be expected to result in a Material  Adverse Change,  (B)
failed to pay any required  installment or other payment  required under Section
412 of the IRC on or  before  the due  date  for such  required  installment  or payment if such  failure is not cured within 3 Business  Days,  (C) engaged in a transaction  within the  meaning of Section  4069 of ERISA or (D)  incurred  any liability  to the PBGC  which  remains  outstanding  other  than the  payment of premiums,  and there are no premium  payments  which  have  become due which are unpaid. There are no pending or, to the knowledge of any Loan Party,  threatened claims, actions,  proceedings or lawsuits (other than claims for benefits in the normal  course)  asserted or  instituted  against (1) any  Employee  Plan or its assets,  (2) any  fiduciary  with respect to any Employee  Plan, or (3) any Loan
Party or any of its ERISA  Affiliates with respect to any Employee Plan.  Except as  required  by  Section  4980B of the IRC,  no Loan  Party or any of its ERISA
Affiliates  maintains  an employee  welfare  benefit plan (as defined in Section
3(1) of ERISA) which provides health or welfare  benefits  (through the purchase of insurance or otherwise) for any retired or former  employee of any Loan Party or any of its ERISA Affiliates or coverage after a participant's  termination of employment.

            (b)   Except as set forth on SCHEDULE  4.13,  there is (a) no unfair labor practice complaint pending or, to Parent's and each Borrower's  knowledge, threatened  against  any Loan Party  before any  Governmental  Authority  and no grievance or arbitration proceeding pending or threatened against any Loan Party which arises out of or under any collective bargaining agreement, (b) no strike, labor dispute, slowdown,  stoppage or similar action or grievance pending or, to the best  knowledge  of Parent and each  Borrower,  threatened  against any Loan
Party and (c) no union  representation  question  existing  with  respect to the employees of any Loan Party and no union  organizing  activity taking place with respect to any of the  employees  of any of them.  No Loan Party,  nor any ERISA
Affiliate of any Loan Party has incurred any liability or  obligation  under the
Worker  Adjustment and Retraining  Notification  Act or similar state law, which remains unpaid or  unsatisfied.  The hours worked and payments made to employees of Loan Parties have not been in  violation of the Fair Labor  Standards  Act or any other applicable legal requirements. All material payments due from any Loan
Party on account of workers compensation,  wages and employee health and welfare insurance  and other  benefits  have been paid or accrued as a liability  on the books of such Loan Party.

      4.14  ENVIRONMENTAL  CONDITION.  Except as set forth on SCHEDULE 4.14, (a)
to Parent's and each  Borrower's  knowledge,  none of the Loan Parties' or their
Subsidiaries'  properties  or assets  has ever been used by the Loan  Parties or their Subsidiaries,  or, to their knowledge,  by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any
Hazardous Materials, where such use, production,  storage, handling,  treatment, release  or  transport  was  in  violation,  in  any  material  respect,  of any applicable  material  Environmental  Law,  (b) to Parent's  and each  Borrower's knowledge,  none of the Loan  Parties'  nor their  Subsidiaries'  properties  or assets has ever been  designated  or  identified  in any manner  pursuant to any environmental  protection  statute as a Hazardous  Materials  disposal site, (c)
none of the Loan Parties nor any of their  Subsidiaries  have  received  written notice  that a Lien  arising  under any  Environmental  Law has  attached to any revenues or to any Real Property  owned or operated by the Loan Parties or their
Subsidiaries,  and (d) none of the Loan  Parties  nor any of their  Subsidiaries have received a summons,  citation, written notice, or directive from the United
States   Environmental   Protection   Agency  or  any  other  federal  or  state
governmental agency concerning any material action or omission by any Loan Party or any  Subsidiary  of a Loan Party  resulting in the  releasing or disposing of
Hazardous Materials into the environment.

                                       16

      4.15  INTELLECTUAL PROPERTY. Each Loan Party and each Subsidiary of a Loan
Party owns,  or holds  licenses in, all  trademarks,  trade  names,  copyrights, patents,  patent  rights,  and licenses that are necessary to the conduct of its business as  currently  conducted,  and  attached  hereto as  SCHEDULE  4.15 (as updated  from time to time) is a true,  correct,  and  complete  listing  of all material  patents,  patent  applications,  trademarks,  trademark  applications, copyrights,  and copyright  registrations  as to which each Loan Party or one of its Subsidiaries is the owner or is an exclusive  licensee;  PROVIDED,  HOWEVER, that Administrative  Borrower may amend SCHEDULE 4.15 to add additional property so long as such  amendment  occurs by written  notice to Lender not less than 10 days  before  the date on which a Loan Party or any  Subsidiary  of a Loan Party acquires any such property after the Closing Date.

      4.16  LEASES; ETC.. (a) Loan Parties and their Subsidiaries enjoy peaceful and undisturbed  possession in all material respects,  under all leases material to  their  business  and to which  they are  parties  or  under  which  they are operating  and all of such  material  leases  are  valid and  subsisting  and no material default by Loan Parties or their Subsidiaries exists under any of them.

            (b)   Schedule  4.16 sets forth a complete and accurate  list, as of the Closing Date, of the location, by street address, of all real property owned or leased by each Loan Party.  No consent or  approval of any  landlord or other third party in connection with any such lease is necessary for any Loan Party to enter into and execute the Loan Documents to which it is a party,  except as set forth on Schedule 4.16. To the best knowledge of any Loan Party,  no other party to any such lease is in default of its obligations thereunder, and no Loan Party
(or any other party to any such lease) has at any time delivered or received any notice of default  which  remains  uncured  under any such lease and,  as of the
Closing  Date,  no event has  occurred  which,  with the giving of notice or the passage of time or both,  would  constitute  a material  default  under any such lease.

      4.17  DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS. Set forth on SCHEDULE 4.17 is a  listing  of all of the  Loan  Parties'  and  their  Subsidiaries'  Deposit
Accounts  and  Securities  Accounts,  including,  with  respect  to each bank or securities  intermediary  (a) the name and address of such  Person,  and (b) the account numbers of the Deposit Accounts or Securities  Accounts  maintained with such Person.

      4.18  COMPLETE  DISCLOSURE.  All  factual  information  (taken as a whole)
furnished by or on behalf of the Loan Parties or their  Subsidiaries  in writing to Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement,  the other Loan Documents, or any transaction  contemplated herein or therein is, and will be, true and accurate in all material respects on the date as of which such information  is dated or certified  and not  incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material  respect at such time in light of the  circumstances  under  which such information was provided.

      4.19  INDEBTEDNESS. Set forth on SCHEDULE 4.19 is a true and complete list of all  Indebtedness  of each Loan  Party and each  Subsidiary  of a Loan  Party outstanding  immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such  Schedule  accurately  sets forth the  aggregate principal amount of such Indebtedness and the principal terms thereof.

      4.20  MATERIAL  CONTRACTS.  Set forth on SCHEDULE 4.20 is a description of all Material  Contracts of Parent and its Subsidiaries,  showing the parties and principal  subject  matter thereof and  amendments  and  modifications  thereto;
PROVIDED,  HOWEVER, that Administrative  Borrower may amend SCHEDULE 4.20 to add additional Material Contracts so long as such amendment occurs by written notice to Lender not less than 5 days after the date on which Parent or its  Subsidiary enters into such Material  Contract  after the Closing Date.  Except for matters which, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, each Material Contract (other than those

                                       17

that have  expired  at the end of their  normal  terms) (a) is in full force and effect and is binding upon and enforceable against Parent or its Subsidiary and, to the best of Parent's and each Borrower's knowledge, each other Person that is a party thereto in accordance with its terms, (b) has not been otherwise amended or  modified  (other  than  amendments  or  modifications  permitted  by SECTION
6.7(C)),  and (c) is not in default  due to the action or  inaction of Parent or any of its Subsidiaries.

      4.21  PERMITS,   LICENSES,   ETC.  Parent  and  its  Subsidiaries  are  in
compliance   in  all  respects   with  all   governmental   permits,   licenses,
authorizations, approvals, entitlements and accreditations required and material for such Person lawfully to own, lease, manage or operate,  or to acquire,  each business currently owned, leased,  managed or operated,  or previously acquired, by such Person. No condition exists or event has occurred which could reasonably be expected to result in the suspension,  revocation,  impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation,  and there is no outstanding claim by any Governmental  Authority
that  any  such  permit,  license,   authorization,   approval,  entitlement  or
accreditation is not in full force and effect.

      4.22  SUPPLIERS.  There  exists no actual  or,  to the best  knowledge  of
Parent and each Borrower, threatened termination, cancellation or limitation of, or  modification to or change in, the business  relationship  between Parent and any Subsidiary of Parent, on the one hand, and any material supplier thereof, on the other  hand  which  could  reasonably  be  expected  to result in a Material
Adverse  Change;  and, to the best knowledge of Parent and each Borrower,  there exists no  present  state of facts or  circumstances  that could give rise to or result  in any  such  termination,  cancellation,  limitation,  modification  or change.

      4.23  MARGIN  STOCK.  None  of Loan  Parties  or any of  their  respective
Subsidiaries  is, nor will any thereof be,  engaged in the business of extending credit for the  purpose of  purchasing  or  carrying  margin  stock  (within the meaning  of  Regulations  T, U or X of the  Board of  Governors  of the  Federal
Reserve  System),  and no  proceeds of the Term Loan will be used to purchase or carry  any  margin  stock or to  extend  credit to  others  for the  purpose  of purchasing or carrying any margin stock.

      4.24  INSURANCE.  Parent and each of its  Subsidiaries  keeps its property adequately  insured and  maintains (a) insurance to such extent and against such risks,  including  fire, as is customary  with  companies in the same or similar businesses,  (b)  workers'  compensation  insurance  in the amount  required  by applicable  law, (c) public  liability  insurance in the amount  customary  with companies in the same or similar  business against claims for personal injury or death on  properties  owned,  occupied or  controlled  by it, and (d) such other insurance as may be required by law or as may be  reasonably  required by Lender
(including,  without limitation, against larceny, embezzlement or other criminal misappropriation).  SCHEDULE 4.24 sets forth a list of all insurance  maintained by Parent and its Subsidiaries on the Closing Date.

      4.25  INVESTMENT  COMPANY ACT,  ETC.. No Loan Party is (a) an  "investment company" or an "affiliated person" or "promoter" of, or "principal  underwriter"
of or for, an "investment  company", as such terms are defined in the Investment
Company Act of 1940, as amended, or (b) subject to regulation under any federal, state, provincial, territorial, local or foreign statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

      4.26  TAXES,   ETC.   All   federal,   state,   provincial,   territorial,
supranational,  local and  foreign tax  returns  and other  reports  required by applicable law to be filed by any Loan Party have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Loan Party or any  property of any Loan Party and which have become due and payable on or prior to the date hereof have been paid,  except as  otherwise permitted under SECTION 5.7.

                                       18

      4.27  NATURE OF BUSINESS.  No Loan Party is engaged in any business  other
than  (a)  designing,   manufacturing,  and  selling  engineered  materials  and
components for the electronic, industrial and commercial markets, (b) providing, manufacturing and distributing  meat-room products and maintenance  services for the meat and deli  departments of  supermarkets;  mass  merchants;  restaurants;
meat, poultry and fish processing plants; and (c) manufacturing and distributing electrical saws and cutting food processing equipment

      4.28  RELATED TRANSACTION DOCUMENTS.  The Parent has delivered to Lender a complete and correct copy of each Related  Transaction  Document,  including all schedules and exhibits thereto. The Related Transaction  Documents set forth the entire  agreement  and  understanding  of the  parties  thereto  relating to the subject  matter  thereof,  and there are no other  agreements,  arrangements  or understandings,  written or oral,  relating to the matters covered thereby.  The execution,  delivery and performance of the Related  Transaction  Documents have been duly authorized by all necessary action (including, without limitation, the obtaining  of any  consent of  stockholders  or other  holders of Capital  Stock required  by  law  or  by  any  applicable  corporate  or  other  organizational documents)  on the part of each such  Person.  No  authorization  or approval or other action by, and no notice to filing with or license from, any  Governmental
Authority is required for such sale other than such as have been  obtained on or prior to the Closing  Date.  The Related  Transaction  Documents  are the legal, valid and binding  obligation of the parties thereto,  enforceable  against such parties in accordance with their terms.

      4.29  NO IMMUNITY.  No Loan Party nor any  Subsidiary of any Loan Party or
any of their respective property has any immunity from jurisdiction of any court or from any legal process (whether  through service or notice,  attachment prior to judgment,  attachment in aid of execution,  execution or otherwise) under the laws of the United States or its jurisdiction of organization.

      4.30  NO TAXES. Except for any withholding tax imposed on interest payable by any  Loan  Party  hereunder,  there  is no  tax,  levy,  impost,  duty,  fee, assessment  or other  governmental  charge,  or any  deduction  or  withholding, imposed  by  any  Governmental  Authority  either  (i)  on or by  virtue  of the execution or delivery of the Loan Documents or (ii) on any payment to be made by any Loan Party pursuant to the Loan Documents.

5.    AFFIRMATIVE COVENANTS.

            Parent  and each  Borrower  covenants  and  agrees  that,  until the payment in full of the  Obligations,  Parent and each of the Borrowers shall and shall cause each of their respective Subsidiaries to do all of the following:

      5.1   ACCOUNTING SYSTEM. Maintain a system of accounting that enables Loan
Parties to produce  financial  statements in  accordance  with GAAP and maintain records  pertaining to the Collateral  that contain  information as from time to time  reasonably  may be  requested  by Lender.  Loan  Parties also shall keep a
reporting  system  that  shows  all  additions,   sales,  claims,  returns,  and
allowances  with respect to their and their  Subsidiaries'  sales.  Loan Parties shall also maintain their billing  systems/practices as approved by Lender prior to the Closing  Date and shall only make  material  modifications  thereto  with notice to, and consent of, Lender.

      5.2   COLLATERAL  REPORTING.  Provide  Lender with each of the reports set forth on SCHEDULE 5.2 at the times specified therein. In addition, each Borrower agrees to cooperate  fully with Lender to  facilitate  and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

                                       19

      5.3   FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.  Deliver to Lender each of the financial  statements,  reports, or other items set forth on SCHEDULE 5.3 at the times specified therein. In addition, Parent agrees that no Subsidiary of
Parent will have a fiscal year different from that of Parent.

      5.4   GUARANTOR  REPORTS.  Cause  each  Guarantor  to  deliver  its annual financial  statements  at the time when Parent  provides  its audited  financial statements  to  Agent,  but  only  to  the  extent  such  Guarantor's  financial statements are not consolidated with Parent's financial statements.

      5.5   INSPECTION. Permit Lender and its duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs,  finances,  and accounts with, and to be advised as to the same by, its officers and  employees  at such  reasonable  times and  intervals as Lender may designate and, so long as no Default or Event of Default exists, with reasonable prior notice to Administrative Borrower.

      5.6   MAINTENANCE  OF  PROPERTIES.  Maintain  and  preserve  all of  their properties which are necessary or useful in the proper conduct of their business in good working order and condition,  ordinary wear, tear, and casualty excepted
(and  except  where the  failure to do so could not be  expected  to result in a
Material  Adverse  Change),  and comply at all times with the  provisions of all material leases to which it is a party as lessee,  so as to prevent any material loss or forfeiture thereof or thereunder.

      5.7   TAXES. Cause all assessments and taxes, whether real,  personal,  or otherwise,  due or payable by, or imposed,  levied,  or  assessed  against  Loan
Parties,  their  Subsidiaries,  or any of their respective  assets to be paid in full,  before  delinquency  or before the  expiration of any  extension  period, except to the extent that the  validity of such  assessment  or tax shall be the subject  of a  Permitted  Protest  and  except  for  assessments  and  taxes not exceeding  $100,000 in the  aggregate.  Loan  Parties  will and will cause their
Subsidiaries  to  make  timely  payment  or  deposit  of all  tax  payments  and withholding  taxes  required of them by applicable  laws,  including  those laws concerning F.I.C.A.,  F.U.T.A., state disability,  and local, state, and federal income taxes, and will, upon request,  furnish Agent with proof  satisfactory to
Agent  indicating  that the applicable  Loan Party or Subsidiary of a Loan Party has made such payments or deposits.

      5.8   INSURANCE.

            (a)   At Parent's or Borrowers'  expense,  maintain  insurance (with responsible  and  reputable  insurance  companies)  respecting  their  and their
Subsidiaries'  assets wherever located,  covering loss or damage by fire, theft, explosion,  and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Parent or the Borrowers also  shall  maintain  business  interruption,  public  liability,  and  product liability  insurance,  as well as insurance against larceny,  embezzlement,  and criminal  misappropriation.  All such  policies  of  insurance  shall be in such amounts and with such  insurance  companies as are  reasonably  satisfactory  to
Agent.  Administrative  Borrower  shall  deliver  copies of all such policies to
Lender with an endorsement naming Lender as the loss payee (under a satisfactory lender's loss payable  endorsement) or additional insured, as appropriate.  Each policy of insurance or endorsement  shall contain a clause requiring the insurer to give not less  than 30 days  prior  written  notice to Lender in the event of cancellation of the policy for any reason whatsoever.

            (b)   Administrative Borrower shall give Lender prompt notice of any loss  exceeding  $250,000  covered  by such  insurance.  So long as no  Event of
Default has occurred and is continuing, Borrowers shall have the exclusive right to adjust any losses  payable under any such  insurance  policies which are less than $500,000.  Following the occurrence and during the continuation of an Event of Default,  or in the case of any losses payable under such insurance exceeding
$500,000,  Lender shall have the  exclusive  right to adjust any losses  payable under any such  insurance  policies,  without any  liability  to Loan Parties or

                                       20

their Subsidiaries whatsoever in respect of such adjustments; PROVIDED, HOWEVER, that if no  Event  of  Default  exists,  the  Borrowers  and  Lender  shall  use commercially  reasonable  efforts  to  adjust  any  losses by  agreement  of the parties.

      5.9   LOCATION OF COLLATERAL. Keep each Loan Party's and its Subsidiaries'
Inventory and Equipment (other than vehicles,  Inventory  maintained on vehicles and Equipment  out for repair) only at the locations  identified on SCHEDULE 4.5 and their chief executive  offices only at the locations  identified on SCHEDULE
4.7(B);  PROVIDED,  HOWEVER, that Administrative Borrower may amend SCHEDULE 4.5 or SCHEDULE 4.7 so long as such amendment occurs by written notice to Lender not less than 30 days after the date on which such  Inventory  or Equipment is moved to such new location or such chief  executive  office is  relocated,  so long as such new location is within the continental United States or Canada, and so long as, at the time of such written  notification,  the Loan Party provides Lender a
Collateral Access Agreement with respect thereto.

      5.10  COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations,  and orders of any Governmental Authority,  other than laws, rules, regulations, and orders the non-compliance with which, individually or in the  aggregate,  could not  reasonably be expected to result in a Material
Adverse  Change,  such  compliance to include,  without  limitation,  (a) paying before the same  become  delinquent  all  taxes,  assessments  and  governmental charges or levies  imposed  upon it or upon its income or profits or upon any of its properties, (b) paying all lawful claims which if unpaid might become a Lien or charge upon any of its  properties,  except to the extent  contested  in good faith by proper  proceedings  which stay the imposition of any penalty,  fine or
Lien resulting from the  non-payment  thereof and with respect to which adequate reserves have been set aside for the payment  thereof in  accordance  with GAAP,
(c) withholding from each payment made to any of its past or present  employees, officers  or  directors,  and to any non  resident of the country in which it is resident,  the amount of all Taxes and other deductions  required to be withheld therefrom  and paying the same to the  proper  tax or other  receiving  officers within the time required  under any  applicable  laws,  and (d) collect from all
Persons the amount of all Taxes required to be collected from them and remit the same to the  proper tax or other  receiving  officers  within the time  required under any applicable laws.

      5.11  LEASES.  Pay when due all rents and other amounts  payable under any material  leases to which any Loan Party or any  Subsidiary of a Loan Party is a party or by which any Loan Party's or any of its  Subsidiaries'  properties  and assets are bound, unless such payments are the subject of a Permitted Protest.

      5.12  EXISTENCE.  At all times  preserve and keep in full force and effect each Loan Party's and each of its Subsidiaries',  valid existence, good standing in its  jurisdiction  of  organization  and  qualifications  to do business as a foreign entity in each  jurisdiction  in which it is required to be so qualified and, except as could not reasonably be expected to result in a Material  Adverse
Change,   any   rights,   franchises,    permits,   licenses,    accreditations,
authorizations, or other approvals material to their businesses.

      5.13  ENVIRONMENTAL.

            (a)   Keep any  property  either owned or operated by any Loan Party or any Subsidiary of a Loan Party free of any Environmental  Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens,

            (b)   comply, in all material respects,  with Environmental Laws and provide  to  Agent  documentation  of such  compliance  which  Agent  reasonably requests,

                                       21

            (c)   promptly  notify Agent of any release of a Hazardous  Material in any  reportable  quantity from or onto property owned or operated by any Loan
Party or any Subsidiary of a Loan Party and take any Remedial  Actions  required to abate said  release or  otherwise  to come into  compliance  with  applicable
Environmental Law, and

            (d)   promptly,  but in any  event  within  5  days  of its  receipt thereof,  provide Agent with written notice of any of the following:  (i) actual knowledge or written  notice that an  Environmental  Lien has been filed against any of the real or personal  property of any Loan Party or any  Subsidiary  of a
Loan Party,  (ii) actual  knowledge or written notice of the commencement of any
Environmental  Action or written  notice  that an  Environmental  Action will be filed  against  any Loan  Party or any  Subsidiary  of a Loan  Party,  and (iii)
written notice of a violation,  citation,  or other  administrative  order which reasonably could be expected to result in a Material Adverse Change.

      5.14  DISCLOSURE  UPDATES.  Promptly and in no event later than 5 Business
Days  after  obtaining   knowledge   thereof,   notify  Lender  if  any  written
information,  exhibit,  or report furnished to Lender contained,  at the time it was furnished,  any untrue  statement of a material fact or omitted to state any material fact necessary to make the statements  contained therein not misleading in light of the  circumstances  in which made.  The  foregoing  to the  contrary notwithstanding,  any notification  pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue  statement  of a material  fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.

      5.15  CONTROL AGREEMENTS. Take all reasonable steps in order for Lender to obtain control in accordance with Sections 8-106, 9-104, 9-105, 9-106, and 9-107 of the Code with respect to (subject to the proviso  contained in SECTION  6.12)
all of its Securities  Accounts,  Deposit  Accounts,  electronic  chattel paper, investment property, and letter-of-credit rights.

      5.16  FORMATION OF SUBSIDIARIES. At the time that any Loan Party forms any direct or  indirect  Subsidiary  or acquires  any direct or indirect  Subsidiary after the Closing Date,  such Loan Party shall (a) cause such new  Subsidiary to provide to Agent a joinder to the Guaranty and the Security Agreement,  together with such other security documents (including Mortgages with respect to any Real
Property of such new Subsidiary),  as well as appropriate  financing  statements
(and with respect to all property subject to a Mortgage,  fixture filings),  all in form and substance  satisfactory  to Lender  (including  being  sufficient to grant Lender a first priority Lien (subject to Permitted  Priority Liens) in and to the assets of such  newly  formed or  acquired  Subsidiary),  (b)  provide to
Lender a pledge  agreement and appropriate  certificates and powers or financing statements,  hypothecating all of the direct or beneficial ownership interest in such new  Subsidiary,  in form and  substance  satisfactory  to Lender,  and (c)
provide to Lender all other  documentation,  including  one or more  opinions of counsel satisfactory to Lender, which in its opinion is appropriate with respect to the execution and delivery of the applicable  documentation referred to above
(including  policies of title insurance or other  documentation  with respect to all property  subject to a Mortgage).  Any  document,  agreement,  or instrument executed or issued pursuant to this SECTION 5.16 shall be a Loan Document.

      5.17  FURTHER ASSURANCES. At any time upon the request of Lender, the Loan
Parties shall execute or deliver to Lender,  and shall cause their  Subsidiaries to  execute or deliver to  Lender,  any and all  financing  statements,  fixture filings, security agreements, pledges, assignments, endorsements of certificates of  title,  mortgages,  deeds of  trust,  opinions  of  counsel,  and all  other documents  (collectively,  the "ADDITIONAL DOCUMENTS") that Lener may request in form and substance  reasonably  satisfactory to Lender, to create,  perfect, and continue  perfected or to better  perfect the Liens in all of the properties and assets  of the  Loan  Parties  and  their  Subsidiaries  (whether  now  owned or hereafter  arising or acquired,  tangible or intangible,  real or personal),  to create and perfect Liens in favor of Lender in any Real Property acquired by the

                                       22

Loan Parties or their Subsidiaries after the Closing Date, and in order to fully consummate all of the transactions  contemplated hereby and under the other Loan
Documents.  To the maximum extent  permitted by applicable  law, Parent and each
Borrower  authorize Lender to execute any such Additional  Documents in the Loan
Party's or their  Subsidiaries'  names, as applicable,  and authorizes Lender to file such executed Additional Documents in any appropriate filing office.

      5.18  MATERIAL  CONTRACTS.  Contemporaneously  with the  delivery  of each
Compliance  Certificate  pursuant hereto,  provide Agent with copies of (a) each
Material  Contract  entered into since the  delivery of the previous  Compliance
Certificate,  and (b) each amendment or  modification  of any Material  Contract entered into since the delivery of the previous Compliance Certificate.

      5.19  SUBORDINATION.  Cause all Indebtedness and other  obligations now or hereafter owed by it to any of its  Affiliates,  to be  subordinated in right of payment and security to the Indebtedness and other  Obligations  owing to Lender in accordance with a subordination  agreement in form and substance satisfactory to Lender.

      5.20  AFTER ACQUIRED REAL PROPERTY.  Upon the  acquisition by it or any of its  Subsidiaries  after  the  date  hereof  of  any  interest  (whether  fee or leasehold) in any Real Property  (wherever located) (each such interest being an
"AFTER ACQUIRED PROPERTY") (x) with a Current Value (as defined below) in excess of  $150,000  in the case of a fee  interest,  or (y)  requiring  the payment of annual  rent  exceeding  in the  aggregate  $250,000  in the  case of  leasehold interest,  immediately  so notify the Lender,  setting forth with  specificity a description of the interest  acquired,  the location of the real  property,  any structures or improvements  thereon and either an appraisal or such Loan Party's good-faith  estimate of the current value of such real property (for purposes of this  Section,  the  "CURRENT  VALUE").  Lender  shall notify such Loan Party in writing  whether  it  intends  to  require a  Mortgage  and the other  documents referred  to  below or in the  case of  leasehold,  a  leasehold  Mortgage  or a
Collateral Access Agreement.  Upon receipt of such notice requesting a Mortgage, the Person which has acquired  such After  Acquired  Property  shall  furnish to
Lender,  within a reasonable time  thereafter,  the following,  each in form and substance reasonably  satisfactory to Lender: (a) in the case of a fee interest, a Mortgage with respect to such real property and related  assets located at the
After  Acquired  Property,  each duly  executed by such Person and in recordable form;  (b) in the  case of a fee  interest,  evidence  of the  recording  of the
Mortgage  referred  to in clause  (a) above in such  office or offices as may be necessary  or, in the  reasonable  opinion  of Lender,  desirable  to create and perfect a valid and enforceable first priority lien on the property purported to be covered thereby or to otherwise protect the rights of Lender thereunder,  (c)
in the case of a fee interest,  a title insurance policy satisfactory to Lender,
(d) in the case of a fee interest, a survey of such real property,  certified to
Lender and to the issuer of the title insurance policy referred to in clause (c)
above by a licensed professional surveyor reasonably satisfactory to Lender, (v)
in the case of a fee  interest,  Phase I  environmental  site  assessments  with respect  to such real  property,  certified  to  Lender by a company  reasonably
satisfactory   to  Lender,   or  such  other  evidence  or  description  of  the
environmental status of the property reasonably acceptable to Lender, (e) in the case of a leasehold interest, a certified copy of the lease between the landlord and such  Person with  respect to such Real  Property in which such Person has a leasehold  interest,  and the  certificate  of  occupancy,  if any, with respect thereto and (f) such other  documents or instruments  (including  guarantees and opinions of counsel) as Lender may reasonably  require.  The Borrowers shall pay all fees and expenses,  including reasonable  attorneys' fees and expenses,  and all title insurance  charges and premiums,  in connection with each Loan Party's obligations under this SECTION 5.21.

                                       23

6.    NEGATIVE COVENANTS.

            Parent and each Borrower covenants and agrees that until the payment in full of the  Obligations,  Parent and each of the Borrowers will not and will not permit any of their respective Subsidiaries to do any of the following:

      6.1   INDEBTEDNESS.  Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain,  directly or indirectly,  liable with respect to any
Indebtedness, except:

            (a)   Indebtedness  evidenced by this  Agreement  and the other Loan
Documents,

            (b)   Indebtedness  set forth on SCHEDULE  4.19 and any  Refinancing
Indebtedness in respect of such Indebtedness,

            (c)   Permitted  Purchase  Money  Indebtedness  and any  Refinancing
Indebtedness in respect of such Indebtedness,

            (d)   endorsement of instruments or other payment items for deposit,

            (e)   Indebtedness composing Permitted Investments,

            (f)   Working Capital Indebtedness and any Refinancing  Indebtedness
of such Indebtedness,

            (g)   the Term A Indebtedness  and any  Refinancing  Indebtedness of
such Indebtedness, and

            (h)   Other Subordinated Indebtedness.

      6.2   LIENS.  Create,  incur,  assume,  or suffer to  exist,  directly  or indirectly,  any Lien on or with  respect  to any of its  assets,  of any  kind, whether now owned or  hereafter  acquired,  or any income or profits  therefrom, except for Permitted Liens.

      6.3   RESTRICTIONS ON FUNDAMENTAL CHANGES.

            (a)   Enter   into   any   merger,   consolidation,    amalgamation,
reorganization, or recapitalization, or reclassify its Stock except that so long as no  Default  or Event of  Default  exists or would  result  therefrom,  (i) a
Borrower  or any  Domestic  Subsidiary  thereof may merge with one or more other
Borrowers,  provided  the  continuing  or  surviving  Person of such Merger is a
Borrower,  (ii) the Loan Parties may consummate a merger or similar  transaction in  connection  with a Permitted  Kasco Sale  Transaction  and Loan  Parties may
effectuate a  restructuring  for tax purposes with the prior written  consent of
Lender.

            (b)   Liquidate,   wind  up,  or  dissolve  itself  (or  suffer  any
liquidation or dissolution),

            (c)   Suspend  or go out of a  substantial  portion  of its or their business.

      6.4   DISPOSAL OF ASSETS. Other than Permitted Dispositions or a Permitted
Kasco Sale Transaction,  convey,  sell, lease,  license,  assign,  transfer,  or otherwise  dispose  of (or enter  into an  agreement  to  convey,  sell,  lease, license,  assign,  transfer,  or otherwise  dispose of) any of the assets of any
Loan Party or any Subsidiary of a Loan Party.

      6.5   CHANGE  NAME,   ETC..   Change  any  Loan  Party's  or  any  of  its
Subsidiaries' name,  organizational  identification number, FEIN, state or other jurisdiction of organization or organizational identity; PROVIDED, HOWEVER, that

                                       24

a Loan Party or a  Subsidiary  of a Loan Party may change its name upon at least
30 days prior written notice by Administrative Borrower to Lender of such change and so long as, at the time of such  written  notification,  such Loan  Party or such  Subsidiary  provides  any  financing  statements  necessary to perfect and continue perfected the Liens.

      6.6   NATURE OF BUSINESS.  Make any change in the nature of their business as described in SCHEDULE  6.6 or acquire any  properties  or assets that are not reasonably related to the conduct of such business activities.

      6.7   PREPAYMENTS  AND AMENDMENTS.  Except in connection with  Refinancing
Indebtedness permitted by SECTION 6.1:

            (a)   optionally prepay,  redeem,  defease,  purchase,  or otherwise acquire any  Indebtedness  of any Loan Party or any  Subsidiary of a Loan Party,
other than (i) the  Obligations  in  accordance  with this  Agreement,  (ii) the
Working  Capital  Indebtedness  in accordance  with the Working  Capital  Credit
Agreement and (iii) the Term A Indebtedness in accordance with the Term A Credit
Agreement;

            (b)   make any  payment  on account  of  Indebtedness  that has been contractually  subordinated in right of payment if such payment is not permitted at such time under the subordination terms and conditions; or

            (c)   directly or indirectly,  amend, modify,  alter,  increase,  or change any of the terms or conditions of (i) the Working  Capital Loan Documents or  the  Term  A  Debt  Documents  (except  as  specifically  permitted  by  the
Intercreditor  Agreement),  (ii)  any  other  agreement,  instrument,  document, indenture,  or other writing  evidencing or  concerning  Indebtedness  permitted
under  SECTION  6.1  or  (iii)  except  to  the  extent  that  such   amendment,
modification,  alteration, increase, or change could not, individually or in the aggregate,  reasonably be expected to result in a Material  Adverse Change,  any other Material  Contract or (iv) its certificate of  incorporation or bylaws (or other similar organizational documents),  including,  without limitation, by the filing or modification  of any  certificate of designation,  or any agreement or arrangement  entered into by it, with respect to any of its Stock (including any shareholders' agreement), or enter into any new agreement with respect to any of its  Stock,  without  the  prior  written  consent  of  Agent,  except  any such amendments,  modifications or changes or any such new agreements or arrangements pursuant  to this  clause  (iv) that are not  adverse  to the  interests  of the
Lender.

      6.8   CHANGE  OF  CONTROL.   Cause,  permit,  or  suffer,   directly  or
indirectly, any Change of Control.

      6.9   CONSIGNMENTS.  Consign any of their  Inventory  or sell any of their
Inventory  on  bill  and  hold,  sale or  return,  sale on  approval,  or  other conditional  terms of  sale,  in an  aggregate  amount  at any time  outstanding exceeding $1,000,000.

      6.10  DISTRIBUTIONS. Make any distribution or declare or pay any dividends
(in cash or other  property,  other  than  common  Stock of the  Parent)  on, or purchase,  acquire,  redeem,  or retire  any of  Parent's  Stock,  of any class, whether now or hereafter outstanding.

      6.11  ACCOUNTING  METHODS.  Modify or change their fiscal year,  method of accounting  (other than as may be required to conform to GAAP) or  auditors,  or enter into,  modify, or terminate any agreement  currently  existing,  or at any time hereafter  entered into,  with any third party  accounting  firm or service bureau for the  preparation  or storage of Loan Parties' or their  Subsidiaries'
accounting  records  without said  accounting firm or service bureau agreeing to provide  Lender  information  regarding  Loan  Parties' and their  Subsidiaries'
financial condition.

                                       25

      6.12  INVESTMENTS.   Except  for   Permitted   Investments,   directly  or
indirectly,  make or acquire any Investment or incur any liabilities  (including contingent  obligations)  for or in connection  with any  Investment;  PROVIDED,
HOWEVER,  that the Loan Parties shall not have Permitted Investments (other than in the Cash Management  Accounts) in Deposit Accounts or Securities  Accounts in
an aggregate  amount in excess of $100,000 at any one time unless the applicable
Loan Party and the applicable securities  intermediary or bank have entered into
Control Agreements governing such Permitted Investments in order to perfect (and further  establish)  the Liens in such  Permitted  Investments.  Subject  to the foregoing  proviso,  Loan Parties shall not and shall not permit their  Domestic
Subsidiaries to establish or maintain any Deposit Account or Securities  Account unless Lender shall have received a Control Agreement in respect of such Deposit
Account or Securities Account.

      6.13  INVENTORY AND EQUIPMENT WITH BAILEES.  Except in the ordinary course of  business,  store  any  Inventory  or  Equipment  of Loan  Parties  or  their
Subsidiaries  at any time  now or  hereafter  with a  bailee,  warehouseman,  or similar party.

      6.14  FINANCIAL COVENANTS.  [INTENTIONALLY DELETED].

      6.15  PARENT AS HOLDING COMPANY.  [INTENTIONALLY DELETED]

      6.16  EMPLOYEE  BENEFITS.  Employee  Benefits.  (i) Engage,  or permit any
ERISA  Affiliate  to engage,  in any  transaction  described  in Section 4069 of
ERISA;  (ii) engage,  or permit any ERISA Affiliate to engage, in any prohibited transaction  described  in  Section  406 of ERISA or 4975 of the IRC for which a statutory or class  exemption is not  available or a private  exemption  has not previously  been  obtained  from the U.S.  Department  of Labor;  (iii) adopt or permit any ERISA Affiliate to adopt any employee welfare benefit plan within the meaning of Section  3(1) of ERISA which  provides  benefits to  employees  after termination  of  employment  other than as  required  by Section 601 of ERISA or
applicable  law;  (iv)  fail  to  make  any   contribution  or  payment  to  any
Multiemployer Plan which it or any ERISA Affiliate may be required to make under any  agreement  relating  to such  Multiemployer  Plan,  or any  law  pertaining thereto;  (v) fail,  or permit any ERISA  Affiliate to fail, to pay any required installment  or any other  payment  required  under Section 412 of the IRC on or before  the due date for such  installment  or other  payment;  or (vi) merge or otherwise  consolidate  any  Employee  Plan of any Loan  Party  with  any  other
Employee  Plan without the prior  written  consent of Agent,  such consent to be granted or withheld by Agent in sole and absolute  discretion  (provided that so long as such  merger or  consolidation  is not adverse to the  interests  of the
Lender Group,  as determined by Agent in its sole  discretion,  Agent's  consent shall not be unreasonably withheld).

      6.17  LIMITATIONS  ON DIVIDENDS AND OTHER PAYMENT  RESTRICTIONS  AFFECTING
SUBSIDIARIES.  Create or otherwise  cause,  incur,  assume,  suffer or permit to exist or become effective any consensual  encumbrance or restriction of any kind on the ability of any  Subsidiary  of any Loan Party (i) to pay  dividends or to make any other  distribution on any shares of Stock of such Subsidiary  owned by any  Loan  Party  or any of  its  Subsidiaries,  (ii)  to  pay or  prepay  or to subordinate any Indebtedness  owed to any Loan Party or any of its Subsidiaries,
(iii) to make loans or advances to any Loan Party or any of its  Subsidiaries or
(iv) to transfer  any of its  property or assets to any Loan Party or any of its
Subsidiaries,  or permit  any of its  Subsidiaries  to do any of the  foregoing;
PROVIDED,  HOWEVER,  that  nothing in any of clauses  (i)  through  (iv) of this
SECTION 6.19 shall prohibit or restrict compliance with:

            (a) this Agreement,  the other Loan  Documents,  the Working Capital
            Loan Documents and the Term A Debt Documents;

                                       26

            (b) any  applicable  law, rule or regulation  (including  applicable currency  control  laws  and  applicable  state  corporate  statutes restricting the payment of dividends in certain circumstances);

            (c)  in the  case  of  clause  (iv),  any  agreement  setting  forth customary restrictions on the subletting,  assignment or transfer of any property or asset that is leased or licensed; or

            (d) in the case of clause (iv), any  agreement,  instrument or other document  evidencing a Permitted Lien that  restricts,  on customary terms, the transfer of any property or assets subject thereto.

      6.18  LEASE OBLIGATIONS.  Create,  incur or suffer to exist, or permit any of its  Subsidiaries  to create,  incur or suffer to exist,  any  obligations as lessee  (i) for  the  payment  of rent  for any  real or  personal  property  in connection with any sale and leaseback  transaction,  or (ii) for the payment of rent for any real or personal property under leases or agreements to lease other than (A) Capital Lease Obligations which would not cause the aggregate amount of all  obligations  under Capital Leases entered into after the Closing Date owing by all Loan  Parties  and their  Subsidiaries  in any fiscal  year to exceed the amounts set forth in SECTION 6.15(D),  and (B) Operating Lease Obligations which would not cause the aggregate amount of all Operating Lease Obligations owing by all Loan Parties and their Subsidiaries in any fiscal year to exceed $5,000,000.

      6.19  FEDERAL RESERVE  REGULATIONS.  Permit the Term Loan, or the proceeds thereof,  to be used for any  purpose  that  would  cause  the Term Loan to be a margin  loan  under  the  provisions  of  Regulation  T, U or X of the  Board of
Governors of the Federal Reserve System.

      6.20  INVESTMENT  COMPANY ACT OF 1940. Engage in any business,  enter into any  transaction,  use any  securities or take any other action or permit any of its  Subsidiaries to do any of the foregoing,  that would cause it or any of its
Subsidiaries  to  become  subject  to  the  registration   requirements  of  the
Investment  Company Act of 1940, as amended,  by virtue of being an  "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

7.    EVENTS OF DEFAULT.

            Any one or more of the following events shall constitute an event of default (each, an "EVENT OF DEFAULT") under this Agreement:

      7.1   If any Loan Party fail to pay when due and payable, or when declared due and  payable,  (a)  all or any  portion  of the  Obligations  consisting  of interest, fees, or charges due the Lender,  reimbursement of Lender Expenses, or
other  amounts  (other  than  any  portion   thereof   constituting   principal)
constituting  Obligations  (including any portion thereof that accrues after the commencement  of an  Insolvency  Proceeding,  regardless  of whether  allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such  failure  continues  for a period  of 3  Business  Days,  or (b) all or any portion of the principal of the Obligations;

      7.2   If any Loan Party or any Subsidiary of any Loan Party:

            (a)   fails to perform or observe any  covenant  or other  agreement contained in any of SECTIONS 2.5, 5.2, 5.3,  5.4, 5.5, 5.8,  5.12,  5.14,  5.16,
5.17  and 6.1  through  6.21 of this  Agreement  or  Section  6 of the  Security
Agreement;  provided,  that no more than two (2) times during any fiscal year of

                                       27

Parent,  any Loan  Party  may fail to  deliver  in a  timely  manner a  delivery required  under  SECTIONS 5.2, 5.3 or 5.4, if such delivery shall occur no later than two (2) Business Days following notice by Lender;

            (b)   fails to perform or observe any  covenant  or other  agreement contained  in any of  SECTIONS  5.6,  5.7,  5.9,  5.10,  5.11  and  5.15 of this
Agreement  and such failure  continues for a period of 10 days after the earlier of (i) the date on which such failure shall first become known to any officer of any Loan  Party,  or (ii)  written  notice  thereof  is given to  Administrative
Borrower by Lender; or

            (c)   fails to perform or observe any  covenant  or other  agreement contained  in this  Agreement,  or in any of the other Loan  Documents,  in each case,  other than any such covenant or agreement  that is the subject of another provision of this SECTION 7 (in which event such other provision of this SECTION
7 shall  govern),  and such failure  continues for a period of 20 days after the earlier of (i) the date on which such  failure  shall first  become known to any officer  of any  Loan  Party,  or  (ii)  written  notice  thereof  is  given  to
Administrative Borrower by Lender.

      7.3   If  any  material  portion  of  any  Loan  Party's  or  any  of  its
Subsidiaries'  assets  is  attached,  seized,  subjected  to a writ or  distress warrant, or is levied upon, or comes into the possession of any third Person and the same is not discharged before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such property or asset is subject to forfeiture by such Loan Party or the applicable Subsidiary;

      7.4   4.    If an  Insolvency  Proceeding is commenced by any Loan Party or any Subsidiary of a Loan Party;

      7.5   If an Insolvency  Proceeding is commenced  against any Loan Party or any Subsidiary of a Loan Party,  and any of the following  events occur: (a) the applicable  Loan  Party  or  Subsidiary  consents  to the  institution  of  such
Insolvency  Proceeding  against it, (b) the petition  commencing  the Insolvency
Proceeding  is  not  timely  controverted,   (c)  the  petition  commencing  the
Insolvency  Proceeding is not  dismissed  within 60 calendar days of the date of the filing  thereof,  (d) an interim  trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial  portion of the business of, any Loan Party or any Subsidiary of a Loan  Party,  or (e) an order for relief  shall have been issued or entered therein;

      7.6   If any Loan Party or any  Subsidiary  of a Loan  Party is  enjoined, restrained,  or in any way  prevented by court order from  continuing to conduct all or any material part of its business affairs;

      7.7   If one or more judgments,  orders,  or awards involving an aggregate amount of $250,000,  or more  (except to the extent  fully  covered by insurance pursuant to which the insurer has accepted  liability therefor in writing) shall be entered or filed  against any Loan Party or any  Subsidiary of any Loan Party or with respect to any of their respective assets, and the same is not released, discharged,  bonded  against,  or stayed pending appeal before the earlier of 30 days  after the date it first  arises or 5 days  prior to the date on which such asset  is  subject  to  being  forfeited  by the  applicable  Loan  Party or the applicable Subsidiary;

      7.8   If there is a default  in one or more  agreements  to which any Loan
Party  or any  Subsidiary  of a Loan  Party is a party  with  one or more  third
Persons relative to Indebtedness of any Loan Party or any Subsidiary of any Loan
Party involving an aggregate  amount of $250,000,  or more, and such default (i)
occurs at the final maturity of the obligations  thereunder,  or (ii) results in such third Person(s) actual  acceleration of the maturity of the applicable Loan
Party's or Subsidiary's obligations thereunder;

                                       28

      7.9   If any warranty,  representation,  material  written  statement,  or material Record made herein or in any other Loan Document or delivered to Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material  respect  (except that such  materiality  qualifier shall not be applicable to any  representations  and warranties that already are qualified or modified  by  materiality  in the text  thereof)  as of the date of  issuance or making or deemed making thereof;

      7.10  If the obligation of any Guarantor  under the Guaranty is limited or terminated  by  operation  of law or by such  Guarantor,  or any such  Guarantor becomes the subject of an Insolvency Proceeding;

      7.11  If the Security  Agreement,  the Canadian  Security  Agreement,  any
Mortgage or any other Loan Document that purports to create a Lien,  shall,  for any reason,  fail or cease to create a valid and  perfected  and,  except to the extent permitted by the terms hereof or thereof, first priority Lien (subject to
Permitted  Priority  Liens) on or security  interest in the  Collateral  covered hereby or thereby,  except (a) as a result of a  disposition  of the  applicable
Collateral in a transaction  permitted  under this  Agreement or (b) solely as a result of the gross negligence of Lender;

      7.12  Any provision of any Loan Document  shall at any time for any reason be  declared  to be null and  void  (except  solely  as a  result  of the  gross negligence  of Lender),  or the  validity  or  enforceability  thereof  shall be contested by any Loan Party or any  Subsidiary of a Loan Party,  or a proceeding shall be commenced by any Loan Party or any  Subsidiary  of a Loan Party,  or by
any  Governmental  Authority  having  jurisdiction  over any  Loan  Party or any
Subsidiary   of  a  Loan  Party,   seeking  to  establish   the   invalidity  or
unenforceability  thereof,  or any Loan Party or any  Subsidiary of a Loan Party
shall deny that it has any liability or obligation purported to be created under any Loan Document;

      7.13  Any  material  damage  to, or loss,  theft or  destruction  of,  any
Collateral,  whether or not  insured,  or any strike,  lockout,  labor  dispute, embargo,  condemnation,  act of God or public  enemy,  or other  casualty  which causes,  for more than thirty (30)  consecutive  days or which is not reasonably susceptible  of cure within such thirty (30) days,  the cessation or substantial curtailment of revenue  producing  activities at any facility of any Loan Party, if any  such  event or  circumstance  could  reasonably  be  expected  to have a
Material Adverse Effect; or

      7.14  Any cessation of a substantial part of the business of the Parent or any of its Subsidiaries for a period which materially and adversely  affects the ability of the Parent and its  Subsidiaries  (taken as a whole) to continue  its business on a profitable basis.

      7.15  Any Loan  Party or any of its  ERISA  Affiliates  shall  have made a complete or partial  withdrawal from a  Multiemployer  Plan, and, as a result of such  complete  or  partial  withdrawal,  any  Loan  Party  or any of its  ERISA
Affiliates incurs a withdrawal liability in an annual amount exceeding $250,000;
or a  Multiemployer  Plan enters  reorganization  status  under  Section 4241 of
ERISA, and, as a result thereof any Loan Party's or any of its ERISA Affiliates'
annual  contribution  requirements  with  respect  to  such  Multiemployer  Plan increases in an annual amount exceeding $250,000; or

      7.16  Any  Termination  Event with respect to any Employee Plan shall have occurred,  and, 30 days after notice  thereof  shall have been given to any Loan
Party by any Agent, (i) such Termination  Event (if correctable)  shall not have been  corrected,  and (ii) the then current value of such Employee Plan's vested benefits  exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $250,000 (or, in the case of a Termination Event involving  liability under Section 409, 502(i),  502(l),  515, 4062, 4063, 4064,
4069, 4201, 4204 or 4212 of ERISA or Section 4971 of the IRC, which  liabilities will not be aggregated, the liability is in excess of such amount).

                                       29

      7.17  If at any time there  shall be an Event of Default  under  either of the Senior Creditor Agreements.

8.    THE LENDER'S RIGHTS AND REMEDIES.

      8.1   RIGHTS  AND   REMEDIES.   Upon  the   occurrence,   and  during  the
continuation,  of  an  Event  of  Default,  but  subject  to  the  Intercreditor
Agreement,  Lender (at its  election  but  without  notice of its  election  and without  demand)  may do any one or  more of the  following,  all of  which  are authorized by Parent and each of the Borrowers:

            (a)   Declare  all  or  any  portion  of  the  Obligations,  whether evidenced by this Agreement,  by any of the other Loan Documents,  or otherwise, immediately due and payable;

            (b)   Terminate  this  Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting any of the Liens in the Collateral and without affecting the Obligations; and

            (c)   Lender shall have all other  rights and remedies  available at law or in equity or pursuant to any other Loan Document.

The foregoing to the contrary notwithstanding,  upon the occurrence of any Event of Default  described in SECTION 7.4 or SECTION 7.5, in addition to the remedies set forth  above,  without any notice to Loan Parties or any other Person or any act by Lender,  the Obligations then outstanding,  together with all accrued and unpaid  interest  thereon  and all fees and all other  amounts  due  under  this
Agreement and the other Loan  Documents,  shall  automatically  and  immediately become due and payable,  without presentment,  demand, protest, or notice of any kind, all of which are expressly waived by Parent and each of the Borrowers.

      8.2   REMEDIES  CUMULATIVE.  The rights and  remedies of Lender under this
Agreement,  the  other  Loan  Documents,  and  all  other  agreements  shall  be cumulative.  Lender shall have all other  rights and  remedies not  inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an  election,  and no waiver by Lender of any Event of Default  shall be deemed a  continuing  waiver.  No delay by Lender shall constitute a waiver, election, or acquiescence by it.

9.    TAXES AND EXPENSES.

            If any  Loan  Party  or its  Subsidiaries  fail  to pay  any  monies
(whether  taxes,  assessments,  insurance  premiums,  or,  in the case of leased properties or assets,  rents or other amounts  payable under such leases) due to third  Persons,  or fails to make any deposits or furnish any required  proof of payment or deposit,  all as required  under the terms of this  Agreement,  then,
Lender,  in its sole discretion and without prior notice to any Loan Party,  may do any or all of the  following:  (a)  make  payment  of the  same  or any  part thereof,  or (b) in the case of the failure to comply  with  SECTION 5.8 hereof, obtain and maintain  insurance policies of the type described in SECTION 5.8 and take any action with respect to such policies as Lender deems prudent.  Any such amounts paid by Lender shall  constitute  Lender  Expenses and any such payments shall not  constitute  an agreement  by Lender to make  similar  payments in the future  or a waiver by Lender of any  Event of  Default  under  this  Agreement.
Lender  need not inquire as to, or contest the  validity  of, any such  expense, tax,  or Lien and the  receipt  of the usual  official  notice  for the  payment thereof shall be conclusive evidence that the same was validly due and owing.

                                       30

10.   WAIVERS; INDEMNIFICATION.

      10.1  DEMAND;  PROTEST;  ETC.  Except  to the  extent  expressly  provided herein,  Parent  and each  Borrower  waive (on  behalf of  themselves  and their respective  Subsidiaries) demand,  protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment,  nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Lender on which Parent,  such Borrower or any Subsidiary may in any way be liable.

      10.2  LENDER'S  LIABILITY FOR COLLATERAL.  Parent and each Borrower hereby agree (on behalf of  themselves  and their  Subsidiaries)  that:  (a) so long as
Lender complies with its obligations,  if any, under the Code,  Lender shall not in any way or manner be liable or  responsible  for: (i) the  safekeeping of the
Collateral,  (ii) any loss or damage thereto  occurring or arising in any manner or fashion from any cause,  (iii) any diminution in the value  thereof,  or (iv)
any act or default of any carrier,  warehouseman,  bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Loan Parties.

      10.3  INDEMNIFICATION.  Parent and each  Borrower,  jointly and severally, shall pay,  indemnify,  defend,  and hold the Lender-Related  Persons,  and each
Participant  (each,  an  "INDEMNIFIED  PERSON")  harmless (to the fullest extent permitted by law) from and against any and all claims,  demands, suits, actions, investigations,  proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys,  experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection  with the enforcement of this  indemnification  (as and when they are incurred and  irrespective  of whether suit is  brought),  at any time  asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution,  delivery,  enforcement,  performance, or administration  (including any  restructuring or workout with respect hereto) of
this  Agreement,   any  of  the  other  Loan  Documents,   or  the  transactions
contemplated  hereby or thereby or the monitoring of the Loan Parties' and their
Subsidiaries'  compliance with the terms of the Loan Documents, (b) with respect to any investigation,  litigation,  or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder
(irrespective of whether any Indemnified Person is a party thereto), or any act, omission,  event,  or  circumstance  in any manner related  thereto,  and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned,  leased or operated by
Parent or any of its Subsidiaries or any  Environmental  Actions,  Environmental
Liabilities and Costs or Remedial  Actions related in any way to any such assets or  properties  of  Parent  or any  of its  Subsidiaries  (each  and  all of the foregoing,  the  "INDEMNIFIED  LIABILITIES").  The  foregoing  to  the  contrary notwithstanding,  Parent  and the  Borrowers  shall  have no  obligation  to any
Indemnified  Person  under this  SECTION  10.3 with  respect to any  Indemnified
Liability  that a court of competent  jurisdiction  finally  determines  to have resulted  from the gross  negligence or willful  misconduct of such  Indemnified
Person or from such  Indemnified  Person's  breach of its  material  obligations under the Loan  Documents.  This provision shall survive the termination of this
Agreement and the repayment of the Obligations.  If any Indemnified Person makes any  payment to any other  Indemnified  Person  with  respect to an  Indemnified
Liability as to which Parent or the  Borrowers  were  required to indemnify  the
Indemnified  Person receiving such payment,  the Indemnified  Person making such payment is entitled to be indemnified and reimbursed by Parent and the Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO
EACH INDEMNIFIED  PERSON WITH RESPECT TO INDEMNIFIED  LIABILITIES WHICH IN WHOLE
OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY  NEGLIGENT  ACT OR OMISSION OF SUCH
INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

                                       31

11.   NOTICES.

            Unless otherwise provided in this Agreement,  all notices or demands by Parent or Borrowers or Lender to the other  relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other  informational  documents which may be sent by first-class  mail,  postage prepaid)  shall be personally  delivered or sent by registered or certified mail
(postage prepaid, return receipt requested),  overnight courier, electronic mail
(at such email addresses as  Administrative  Borrower or Lender,  as applicable, may  designate  to each  other in  accordance  herewith),  or  telefacsimile  to
Borrowers in care of  Administrative  Borrower or to Lender, as the case may be, at its address set forth below:

      If to Administrative  Borrower:   BAIRNCO CORPORATION

                                        300 Primera Blvd., Suite 432
                                        Lake Mary, Florida 32746
                                        Attn: CEO
                                        Fax No.: 407-875-3398

      With copies to:                   OLSHAN GRUNDMAN FROME ROSENZWEIG &
                                        WOLOSKY LLP
                                        65 East 55th Street
                                        New York , New York 10022-1106
                                        Attn:            Steve Wolosky, Esq.
                                        Fax No.:         212-451-2222

      If to Lender:                     STEEL PARTNERS II, L.P.
                                        590 Madison Avenue
                                        New York, New York  10022
                                        Attn:            John McNamara
                                        Fax No.:         (212) 520-2321

      With copies to:                   LITTMAN KROOKS LLP
                                        655 Third Avenue
                                        New York, New York  10017
                                        Attn:            Martin W. Enright, Esq.
                                        Fax No.:         212-490-2990

            Lender and Parent and the  Borrowers may change the address at which they are to receive  notices  hereunder,  by notice in writing in the  foregoing manner given to the other party.  All notices or demands sent in accordance with this  SECTION 11, other than notices by Lender in  connection  with  enforcement rights against the Collateral  under the provisions of the Code, shall be deemed received on the earlier of the date of actual  receipt or 3 Business  Days after the deposit thereof in the mail. Parent and each Borrower  acknowledge and agree
(on behalf of themselves and their  Subsidiaries) that notices sent by Lender in connection with the exercise of enforcement  rights against Collateral under the provisions  of the Code  shall be  deemed  sent  when  deposited  in the mail or personally  delivered,  or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

                                       32

12.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

            (a) THE  VALIDITY  OF THIS  AGREEMENT  AND THE OTHER LOAN  DOCUMENTS
(UNLESS  EXPRESSLY  PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT
OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION,  INTERPRETATION, AND ENFORCEMENT
HEREOF AND  THEREOF,  AND THE RIGHTS OF THE  PARTIES  HERETO  AND  THERETO  WITH
RESPECT TO ALL MATTERS  ARISING  HEREUNDER OR  THEREUNDER  OR RELATED  HERETO OR
THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH
THE LAWS OF THE STATE OF NEW YORK.

            (b) THE  PARTIES  AGREE THAT ALL ACTIONS OR  PROCEEDINGS  ARISING IN
CONNECTION  WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS  SHALL BE TRIED AND
LITIGATED  ONLY IN THE STATE AND TO THE  EXTENT  PERMITTED  BY  APPLICABLE  LAW,
FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK,  STATE OF NEW YORK;  PROVIDED,
HOWEVER,  THAT ANY SUIT  SEEKING  ENFORCEMENT  AGAINST ANY  COLLATERAL  OR OTHER
PROPERTY MAY BE BROUGHT,  AT LENDER'S OPTION,  IN THE COURTS OF ANY JURISDICTION
WHERE  LENDER  ELECTS TO BRING  SUCH  ACTION OR WHERE SUCH  COLLATERAL  OR OTHER
PROPERTY MAY BE FOUND. EACH OF THE PARTIES HERETO WAIVE, TO THE EXTENT PERMITTED
UNDER  APPLICABLE  LAW,  ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM
NON  CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN
ACCORDANCE WITH THIS SECTION 12(B).

            (c) EACH OF THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE  RIGHTS
TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY
OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING
CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR
STATUTORY  CLAIMS.  EACH OF THE PARTIES HERETO  REPRESENT THAT EACH HAS REVIEWED
THIS WAIVER AND EACH  KNOWINGLY  AND  VOLUNTARILY  WAIVES ITS JURY TRIAL  RIGHTS
FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF
THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

13.   [INTENTIONALLY OMITTED]

14.   AMENDMENTS; WAIVERS.

            (a) 14.1  AMENDMENTS  AND  WAIVERS.  No  amendment  or waiver of any provision  of this  Agreement  or any other Loan  Document,  and no consent with respect to any departure by any Loan Party therefrom,  shall be effective unless the same shall be in writing  and signed by Lender and  Administrative  Borrower
(on behalf of all Loan  Parties)  and then any such  waiver or consent  shall be effective,  but only in the specific  instance and for the specific  purpose for which  given;  PROVIDED,  HOWEVER,  that no such waiver,  amendment,  or consent shall, other than in connection with a merger, liquidation,  dissolution or sale of such  Person  expressly  permitted  by the terms  hereof  or the  other  Loan
Documents,  release  (A) a  Borrower  or  (B)  all or  substantially  all of the
Guarantors  from  any  obligation  for the  payment  of  money  under  the  Loan
Documents, in each case without the written consent of each Lender.

                                       33

      14.2 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Lender to exercise any right,  remedy,  or option under this Agreement or any other Loan  Document,  or delay by Lender in exercising  the same,  will operate as a waiver  thereof.  No waiver by Lender will be effective unless it is in writing, and then only to the extent specifically  stated. No waiver by Lender on any occasion shall affect or diminish Lender's rights thereafter to require strict  performance by Parent and each of the Borrowers of any provision of this Agreement.  Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Lender may have.

15.   [INTENTIONALLY OMITTED]

16.   WITHHOLDING TAXES.

            (a) Any and all  payments by any Loan Party  hereunder  or under any other Loan  Document  shall be made free and clear of and without  deduction for any and all present or future taxes,  levies,  imposts,  deductions,  charges or withholdings,  and all liabilities with respect thereto, EXCLUDING taxes imposed on the  net  income  of any  Lender  (or any  transferee  or  assignee  thereof, including a  participation  holder (any such  entity,  a  "TRANSFEREE"))  by the jurisdiction  in which such Person is  organized  or has its  principal  lending office  (all  such  nonexcluded  taxes,  levies,  imposts,  deductions,  charges withholdings and liabilities,  collectively or  individually,  "Taxes").  If any
Loan Party  shall be  required to deduct any Taxes from or in respect of any sum payable  hereunder to Lender (or any  Transferee),  (i) the sum payable shall be increased by the amount (an "ADDITIONAL  AMOUNT") necessary so that after making all required  deductions  (including  deductions  applicable to additional  sums payable under this SECTION 16) Agent or such Lender (or such  Transferee)  shall receive an amount equal to the sum it would have received had no such deductions been made,  (ii) such Loan Party shall make such  deductions and (iii) such Loan
Party shall pay the full amount deducted to the relevant Governmental  Authority in accordance with applicable law.

            (b) In  addition,  each Loan  Party  agrees  to pay to the  relevant
Governmental  Authority in accordance  with applicable law any present or future stamp or  documentary  taxes or any other excise or property  taxes,  charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan  Document  ("OTHER  TAXES").  Each Loan Party shall deliver to Lender official  receipts  in respect  of any Taxes or Other  Taxes  payable  hereunder promptly after payment of such Taxes or Other Taxes.

            (c) The Loan Parties  hereby  jointly and  severally  indemnify  and agree to hold Lender harmless from and against Taxes and Other Taxes (including, without  limitation,  Taxes and Other Taxes imposed on any amounts payable under this SECTION 16) paid by such  Person,  whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which  any such  Person  makes  written  demand  therefore specifying  in  reasonable  detail  the nature and amount of such Taxes or Other
Taxes.

            (d) [Intentionally Omitted]

            (e) [Intentionally Omitted]

            (f) Lender in claiming any indemnity  payment or additional  payment amounts  payable  pursuant  to this  SECTION  16 shall  use  reasonable  efforts
(consistent  with legal and regulatory  restrictions) to file any certificate or document  reasonably  requested in writing by the Administrative  Borrower or to change the jurisdiction of its applicable lending office if the making of such a

                                       34

filing or change  would  avoid  the need for or  reduce  the  amount of any such indemnity  payment or additional  amount that may thereafter  accrue,  would not require Lender to disclose any information  Lender deems  confidential and would not,  in the sole  determination  of Lender,  be  otherwise  disadvantageous  to
Lender.

            (g) The  obligations of the Loan Parties under this SECTION 16 shall survive the  termination  of this Agreement and the payment of the Term Loan and all other amounts payable hereunder.

17. GENERAL PROVISIONS.

      17.1  EFFECTIVENESS.  This Agreement shall be binding and deemed effective when executed by Parent, Borrowers, and Lender whose signatures are provided for on the signature pages hereof.

      17.2  SECTION  HEADINGS.  Headings  and numbers have been set forth herein for  convenience  only.  Unless  the  contrary  is  compelled  by  the  context, everything contained in each Section applies equally to this entire Agreement.

      17.3  INTERPRETATION.  Neither  this  Agreement  nor  any  uncertainty  or ambiguity herein shall be construed  against any Lender,  Parent,  or Borrowers, whether  under any rule of  construction  or otherwise.  On the  contrary,  this
Agreement  has  been  reviewed  by  all  parties  and  shall  be  construed  and interpreted  according  to the  ordinary  meaning  of the  words  used  so as to accomplish fairly the purposes and intentions of all parties hereto.

      17.4  SEVERABILITY  OF PROVISIONS.  Each provision of this Agreement shall be severable  from every other  provision of this  Agreement  for the purpose of determining the legal enforceability of any specific provision.

      17.5  DEBTOR-CREDITOR  RELATIONSHIP.  The relationship  between Lender, on the one hand, and Parent and Borrowers,  on the other hand, under this Agreement and the other Loan  Documents is solely that of creditor  and debtor.  No Lender has (or shall be deemed to have) any fiduciary relationship or duty to Parent or
Borrowers  arising out of or in connection with, and there is no agency or joint venture  relationship between Lender, on the one hand, and Parent and Borrowers, on the other hand, by virtue of this  Agreement,  any other Loan Document or any transaction contemplated herein or therein.

      17.6  COUNTERPARTS;  ELECTRONIC EXECUTION.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which,  when executed and delivered,  shall be deemed to be an original, and all of which,  when taken  together,  shall  constitute but one and the same
Agreement.   Delivery  of  an  executed   counterpart   of  this   Agreement  by
telefacsimile  or other  electronic  method of transmission  shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party  delivering an executed  counterpart of this Agreement by telefacsimile or other electronic  method of transmission also shall deliver an original executed counterpart  of this  Agreement but the failure to deliver an original  executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.  The foregoing  shall apply to each other Loan Document  MUTATIS
MUTANDIS.

      17.7  REVIVAL AND  REINSTATEMENT  OF  OBLIGATIONS.  If the  incurrence  or payment of the  Obligations  by any Borrower or any Guarantor or the transfer to any Lender of any property should for any reason  subsequently be declared to be void or voidable  under any state or federal law relating to creditors'  rights, including provisions of the Bankruptcy Code relating to fraudulent  conveyances, preferences,  or other voidable or recoverable payments of money or transfers of property (each, a "VOIDABLE  TRANSFER"),  and if the Lender is required to repay or restore, in whole or in part, any such Voidable Transfer,  or elects to do so

                                       35

upon the  reasonable  advice  of its  counsel,  then,  as to any  such  Voidable
Transfer,  or the amount  thereof that the Lender is required or elects to repay or restore, and as to all reasonable costs,  expenses, and attorneys fees of the
Lender related  thereto,  the liability of Loan Parties  automatically  shall be revived,  reinstated,  and  restored  and shall  exist as though  such  Voidable
Transfer had never been made.

      17.8  CONFIDENTIALITY.

            Lender may provide  information  concerning the terms and conditions of this Agreement and the other Loan Documents to loan  syndication  and pricing reporting  services and the provision of such information  shall not be a breach of or  default  under  any  confidentiality  obligation  of  Lender  under  this
Agreement or any other Loan Document.

      17.9  LENDER EXPENSES. Parent and Borrowers,  jointly and severally, agree to pay any and all Lender Expenses  promptly after demand therefor by Lender and agrees that their  obligations  contained  in this  SECTION  17.9 shall  survive payment or satisfaction in full of all other Obligations.

      17.10 USA PATRIOT ACT. Each Lender that is subject to the  requirements of the USA Patriot Act (Title 111 of Pub.  L. 107-56  (signed  into law October 26,
2001)) (the "ACT") hereby  notifies  Parent and  Borrowers  that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Parent and Borrowers,  which  information  includes the name and address  of Parent and each of the  Borrowers  and other  information  that will allow such Lender to identify  Parent and each of the  Borrowers  in  accordance with the Act.

      17.11 INTEGRATION;  RESTATEMENT OF ORIGINAL LSA. This Agreement,  together with the other Loan Documents,  reflects the entire understanding of the parties
with  respect  to  the  transactions   contemplated  hereby  and  shall  not  be
contradicted or qualified by any other  agreement,  oral or written,  before the date hereof. The parties hereto agree that as of the Closing of the Closing Date
Transactions, the terms, conditions, agreements, covenants,  representations and warranties  set forth in the  Original  LSA are hereby  amended and  restated in their entirety, and as so amended and restated, are replaced and superseded,  by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement and the other Loan Documents.

      17.12 PARENT AS AGENT FOR  BORROWERS.  Each  Borrower  hereby  irrevocably appoints  Parent as the borrowing agent and  attorney-in-fact  for all Borrowers
(the "ADMINISTRATIVE BORROWER") which appointment shall remain in full force and effect unless and until Lender shall have received  prior written  notice signed by each  Borrower  that  such  appointment  has been  revoked  and that  another
Borrower  has been  appointed  Administrative  Borrower.  Each  Borrower  hereby irrevocably  appoints and authorizes the Administrative  Borrower (i) to provide
Lender with all notices with  respect to the Term Loan  obtained for the benefit of any Borrower and all other notices and instructions  under this Agreement and
(ii) to take such action as the Administrative Borrower deems appropriate on its behalf to the Term Loan and to  exercise  such  other  powers as are  reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and  Collateral of Borrowers in a combined fashion,  as more fully set forth herein,  is done solely as an accommodation to
Borrowers in order to utilize the  collective  borrowing  powers of Borrowers in the most efficient and economical  manner and at their request,  and that Lender shall not incur  liability to any  Borrower as a result  hereof.  Each  Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan
Account and the Collateral in a combined fashion since the successful  operation of each Borrower is dependent on the  continued  successful  performance  of the integrated  group. To induce the Lender to do so, and in consideration  thereof, each Borrower  hereby jointly and severally  agrees to indemnify each Lender and hold each Lender harmless against any and all liability,  expense, loss or claim of damage or injury,  made  against  the Lender by any  Borrower or by any third

                                       36

party  whosoever,  arising from or incurred by reason of (a) the handling of the
Loan Account and  Collateral of Borrowers as herein  provided,  (b) the Lender's relying on any  instructions of the  Administrative  Borrower,  or (c) any other action taken by the Lender  hereunder or under the other Loan Documents,  except that  Borrowers  will have no liability to the  relevant  Lender-Related  Person under this  SECTION  17.12 with respect to any  liability  that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful  misconduct of such  Lender-Related  Person, or from such Lender-Related  Person's breach of its material  obligations under the Loan
Documents, as the case may be.

      17.13 INTERCREDITOR  AGREEMENT.  Notwithstanding  anything  herein  to the contrary,  the liens and security  interests  granted to Lender  pursuant to the
Loan Documents in the Collateral, the right of Lender to receive any payments or distributions  on account of the  Obligations,  and the exercise of any right or remedy by Lender with  respect to the  Collateral  hereunder  or under any other
Loan Document are subject to the provisions of the Intercreditor  Agreement.  In the event of any conflict between the terms of the  Intercreditor  Agreement and this Agreement with respect to (a) the priority of liens and security  interests granted to Lender in the  Collateral  pursuant  to the Loan  Documents,  (b) the right of Lender to  receive  any  payments  or  distributions  on account of the obligations,  or (c) the rights of Lender under this Agreement, the terms of the
Intercreditor  Agreement shall govern and control as between the Lender,  on the one hand, and the Working Capital Agent,  on behalf of itself,  and on behalf of the  Working  Capital  Lenders,  the Term A Agent,  on behalf of itself,  and on behalf of the Term A Lenders, on the other hand.

      17.14 JUDGMENT   CURRENCY.   (a)  This  is  an   international   financial
transaction  in which the  specification  of a currency  and payment in New York
City is of the essence.  Dollars shall be the currency of account in the case of all payments pursuant to or arising under this Agreement or under any other Loan
Document,  and all  such  payments  shall  be made to the  Lender's  Account  in immediately  available funds. To the fullest extent permitted by applicable law, the  Obligations of each Loan Party to Lender under this Agreement and under the other Loan  Documents  shall not be  discharged  by any amount paid in any other currency or in any other manner than to the Lender's  Account to the extent that the amount so paid after  conversion  under this  Agreement  and transfer to the
Lender's Account does not yield the amount of Dollars in New York City due under this Agreement and under the other Loan Documents.

            (b) If, for the purposes of obtaining or enforcing  judgment against the Loan  Parties  in any  court in any  jurisdiction  in  connection  with this
Agreement or any other Loan Document,  it becomes  necessary to convert into any other  currency  (such  other  currency  being  referred  to  as  the  "JUDGMENT
CURRENCY")  an amount due under this  Agreement or any Loan  Document in Dollars other  than  Judgment  Currency,  the  conversion  shall  be made at the rate of exchange  prevailing on the Business Day  immediately  preceding (a) the date of actual payment of the amount due, in the case of any proceeding in the courts of any  jurisdiction  that would give effect to such conversion  being made on such date,  or (b) the  date on  which  the  judgment  is  given,  in the case of any proceeding in the courts of any other  jurisdiction  (the  applicable date as of which such  conversion is made pursuant to this SECTION 17.14 being  hereinafter referred to as the "JUDGMENT CONVERSION DATE").

            (c)  If,  in  the  case  of  any  proceeding  in  the  court  of any jurisdiction  referred to in subsection (a) above, there is a change in the rate of exchange  prevailing  between the  Judgment  Conversion  Date and the date of actual  receipt for value of the amount  due,  the Loan  Parties  shall pay such additional  amount  (if any,  and in any  event not a lesser  amount)  as may be necessary to ensure that the amount actually received in the Judgment  Currency, when converted at the rate of exchange  prevailing on the date of payment,  will produce the amount of Dollars which could have been purchased with the amount of the Judgment  Currency  stipulated in the judgment or judicial order at the rate of  exchange  prevailing  on the  Judgment  Conversion  Date.  The term "rate of exchange" in this Section  means the Spot Rate at which Lender would be prepared to sell  Dollars  against  the  Judgment  Currency  (or if  Lender is not in the

                                       37

business  of  selling  Dollars  against  the  Judgment  Currency,  the Spot Rate applicable to such  transactions  published by the banking  institution at which
Lender maintains the Lender's Account).

            (d) Any amount due from the Loan Parties  under this  SECTION  17.14 shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Loan Document.

      17.15 IMMUNITY.  To  the  extent  that  any  Loan  Party  or  any  of  its
Subsidiaries has or hereafter may acquire any immunity  (sovereign or otherwise)
from  jurisdiction  of any  court or from  set-off  or from any  legal  process, action, suit or proceeding (whether through service or notice,  attachment prior to judgment, attachment in aid of execution, execution of judgment or otherwise)
with  respect to itself or any of its  property,  the  Parent and each  Borrower hereby  irrevocably waives (on behalf of itself and its Subsidiaries) and agrees not to plead or claim such immunity in respect of its Obligations  hereunder and under the other Loan Documents to which it is a party to the extent permitted by applicable law and,  without  limiting the  generality of the foregoing,  agrees that the waivers set forth in this SECTION 17.15 shall be to the fullest  extent permitted  under the  Foreign  Sovereign  Immunities  Act of 1976 of the  United
States and are intended to be irrevocable for purposes of such Act.

                          [Signature pages to follow.]

                                       38

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BORROWERS:                               ARLON, INC.,
                                         a Delaware corporation

                                         By:
                                                --------------------------------
                                         Title:
                                                --------------------------------

                                         ARLON VISCOR LTD.,
                                         a Texas limited partnership

                                         By: ARLON ADHESIVES & FILMS, INC.
                                         General Partner

                                         By:     By:
                                         Title:  Title:

                                         ARLON SIGNTECH, LTD.,
                                         a Texas limited partnership

                                         By: ARLON ADHESIVES & FILMS, INC.
                                         General Partner

                                         By:     By:
                                         Title:  Title:

                                         KASCO CORPORATION,
                                         a Delaware corporation

                                         By:
                                                --------------------------------
                                         Title:
                                                --------------------------------

                                         SOUTHERN SAW ACQUISITION CORPORATION,
                                         a Delaware corporation

                                         By:
                                                --------------------------------
                                         Title:
                                                --------------------------------

PARENT:                                  BAIRNCO CORPORATION,
                                         a Delaware corporation

                                         By:
                                                --------------------------------
                                         Title:
                                                --------------------------------

                                       39

LENDER:                                  STEEL PARTNERS II, L.P.,
                                         a Delaware limited partnership, as
                                         Lender

                                         By:  STEEL PARTNERS, L.L.C
                                                 General Partner

                                                 -------------------------------
                                         By:
                                                 -------------------------------

                                                 Warren Lichtenstein
                                                 Managing Member

                                       40

                                                                  EXECUTION COPY

                                                  LK LLP Draft of July 5, 2007

                                  SCHEDULE 1.1

As  used  in the  Agreement,  the  following  terms  shall  have  the  following definitions:

            "ACCOUNT" means an account (as that term is defined in the Code).

            "ACCOUNT  DEBTOR"  means any Person who is  obligated on an Account, chattel paper, or a general intangible.

            "ACT" has the meaning specified therefor in SECTION 17.10.

             "ADDITIONAL  DOCUMENTS"  has  the  meaning  specified  therefor  in
SECTION 5.17.

            "ADMINISTRATIVE  BORROWER"  has the  meaning  specified  therefor in
SECTION 17.12.

            "AFFILIATE"  means,  as applied to any Person,  any other Person who controls,  is controlled by, or is under common control with, such Person and in the case of any Loan Party,  the immediate  family  members,  spouses and lineal descendants of individuals  that are Affiliates of such Loan Party. For purposes of this  definition,  "control"  means the  possession,  directly or  indirectly through one or more  intermediaries,  of the power to direct the  management and policies of a Person,  whether through the ownership of Stock,  by contract,  or otherwise;  PROVIDED,  HOWEVER,  that,  for  purposes  of  SECTION  6.13  of the
Agreement:  (a) any Person which owns directly or indirectly  10% or more of the
Stock  having  ordinary  voting  power for the  election of  directors  or other members of the governing  body of a Person or 10% or more of the  partnership or other  ownership  interests of a Person (other than as a limited partner of such
Person)  shall be deemed an  Affiliate  of such  Person,  (b) each  director (or comparable  manager)  of a Person  shall be  deemed to be an  Affiliate  of such
Person, and (c) each partnership in which a Person is a general partner shall be deemed an  Affiliate  of such  Person.  Notwithstanding  anything  herein to the contrary, in no event shall the Agent or any Lender be considered an "Affiliate"
of any Loan Party solely by virtue of having entered into any Loan Document.

            "AGREEMENT" means the Credit Agreement to which this SCHEDULE 1.1 is attached.

             "AUTHORIZED PERSON" means any one of the individuals  identified on
SCHEDULE A-2.

            "BANKRUPTCY  CODE" means (i) title 11 of the United States Code, and
(ii) any similar legislation in any relevant  jurisdiction,  in each case, as in effect from time to time.

            "BASE  RATE  OF  INTEREST"  means  the  rate  of  interest  publicly announced by the Reference  Bank in New York,  New York from time to time as its reference  rate, base rate or prime rate. The reference rate, base rate or prime rate is determined from time to time by the Reference Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily  reflects the lowest rate of interest  actually charged by the Reference  Bank to any  particular  class or category of customers.  Each change in the Base Rate  shall be  effective  from and  including  the date such change is publicly announced as being effective.

            "BASE RATE MARGIN" means 6.75 percentage points.

            "BOARD OF  DIRECTORS"  means the board of directors  (or  comparable managers) of Parent or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

            "BORROWER" and "BORROWERS"  have the respective  meanings  specified therefor in the preamble to the Agreement.

            "BUSINESS  DAY"  means any day that is not a  Saturday,  Sunday,  or other day on which banks are authorized or required to close in the state of New
York,  except that, if a determination of a Business Day shall relate to a LIBOR
Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

            "CANADIAN  GUARANTY" means a Guaranty  executed and delivered by the
Canadian  Obligor  in favor of Lender,  in form and  substance  satisfactory  to
Lender.

            "CANADIAN  OBLIGOR" means Atlantic  Service  Company  Limited,  an
Ontario corporation.

            "CANADIAN  SECURITY  AGREEMENT" means a Security  Agreement executed and delivered by the Canadian Obligor in favor of Lender,  in form and substance satisfactory to Lender.

            "CANADIAN SECURITY DOCUMENTS" means the Canadian Security Agreement, the Quebec  Security  Documents,  and such other  instruments,  agreements,  and documents governed by the laws of Canada or any political  subdivision  thereof, as Lender may require in order to secure the obligations of the Canadian Obligor under the Canadian Guaranty.

            "CAPITAL  EXPENDITURES"  means,  with  respect to any Person for any period,  the aggregate of all  expenditures by such Person and its  Subsidiaries during such period that are capital  expenditures  as  determined  in accordance with GAAP, whether such expenditures are paid in cash or financed.

            "CAPITAL  LEASE  OBLIGATION"  means that portion of the  obligations under a Capital  Lease that is required to be  capitalized  in  accordance  with
GAAP.

            "CAPITAL LEASE" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

            "CASH  EQUIVALENTS"  means (a) marketable direct  obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof  and backed by the full faith and credit of the United  States,  in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct  obligations  issued by any state of the United  States or any  political subdivision  of any such state or any public  instrumentality  thereof  maturing within  1 year  from  the  date  of  acquisition  thereof  and,  at the  time of acquisition,  having  one of the two  highest  ratings  obtainable  from  either
Standard  & Poor's  Rating  Group  ("S&P") or Moody's  Investors  Service,  Inc.
("Moody's"),  (c) commercial  paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least
A-1 from S&P or at least  P-1 from  Moody's,  (d)  certificates  of  deposit  or bankers' acceptances maturing within 1 year from the date of acquisition thereof issued by any bank  organized  under the laws of the United  States or any state thereof having at the date of acquisition  thereof  combined capital and surplus of not less than $250,000,000, (e) Deposit Accounts maintained with (i) any bank that  satisfies  the criteria  described in clause (d) above,  or (ii) any other bank organized  under the laws of the United States or any state thereof so long as the  amount  maintained  with any such  other  bank is less  than or equal to

$100,000  and is insured  by the  Federal  Deposit  Insurance  Corporation,  (f)
Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above.

            "CFC"  means a  controlled  foreign  corporation  (as  that  term is defined in the IRC).

            "CHANGE  OF  CONTROL"  means  that  (a)  Permitted  Holders  fail to beneficially  own,  directly or indirectly,  at least 25% of the Stock of WHX or
(b) a majority  of the  members of WHX's Board of  Directors  do not  constitute
Continuing  Directors  or  (c)  WHX  fails  to  own  and  control,  directly  or indirectly, 100% of the Stock of Parent.

            "CLOSING  DATE" means the date of the  refinancing  of the Term Loan hereunder.

            "CLOSING DATE TRANSACTIONS" means, collectively, (a) the refinancing of the Term  Loan,  (b) the making of the  Working  Capital  Term Loan,  (c) the making of the Working  Capital  Advances to be made on the Closing Date, (d) the making of the Term A Loan,  (e) the issuance of the Working  Capital  Letters of
Credit to be issued on the Closing Date,  (f) the repayment of the  Indebtedness owing to the Existing Lender and the portion of the Indebtedness  owed to Lender that is  outstanding  under  the  Original  LSA and which is to be repaid on the
Closing Date, and the termination of the Existing Lender's credit facilities and the amendment and  restatement  of the Original LSA pursuant to this  Agreement, and (g) the payment of all fees and expenses in connection with the foregoing.

            "CODE" means the New York Uniform Commercial Code, as in effect from time to time.

            "COLLATERAL"  means all assets and  interests in assets and proceeds thereof now owned or hereafter acquired by Parent or its Subsidiaries in or upon which a Lien is granted under any of the Loan Documents.

            "COLLATERAL  ACCESS  AGREEMENT"  means  a  landlord  waiver,  bailee letter, or  acknowledgement  agreement of any lessor,  warehouseman,  processor, consignee,  or other  Person in  possession  of,  having a Lien upon,  or having rights  or  interests  in  Parent's  or its  Subsidiaries'  books  and  records,
Equipment,  or Inventory,  in each case, in form and substance  satisfactory  to
Agent.

            "COLLECTIONS" means ALL cash, checks, notes, instruments,  and other items of payment (including  insurance proceeds,  proceeds of cash sales, rental proceeds, and tax refunds).

            "COMPLIANCE  CERTIFICATE"  means a certificate  substantially in the form of EXHIBIT C-1 delivered by the chief financial officer of Parent to Agent.

            "CONTINUING DIRECTOR" means (a) any member of the Board of Directors who was a director (or  comparable  manager) of WHX on the Closing Date, (b) any individual who becomes a member of the Board of Directors after the Closing Date if such  individual  was  appointed  or  nominated  for election to the Board of
Directors by a majority of the  Continuing  Directors,  but  excluding  any such individual  originally  proposed  for  election  in  opposition  to the Board of
Directors  in office at the  Closing  Date in an actual or  threatened  election contest  relating to the election of the directors (or  comparable  managers) of
WHX and whose  initial  assumption  of office  resulted from such contest or the settlement  thereof or (c) any  individual  who becomes a member of the Board of
Directors  after the Closing Date if such  individual was appointed or nominated by Permitted Holder for or Permitted Holder voted in favor of such  individual's election to the Board of Directors.

            "CONTROL AGREEMENT" means a control agreement, in form and substance satisfactory  to  Lender,  executed  and  delivered  by  Parent  or  one  of its
Subsidiaries,  Lender,  Term A Agent,  Working  Capital Agent and the applicable securities  intermediary  (with  respect to a Securities  Account) or bank (with respect to a Deposit Account).

            "COPYRIGHT SECURITY AGREEMENT" has the meaning specified therefor in the Security Agreement.

            "DAILY  BALANCE"  means,  as of any date of  determination  and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

            "DEFAULT"  means an event,  condition,  or  default  that,  with the giving of notice, the passage of time, or both, would be an Event of Default.

            "DEPOSIT ACCOUNT" means any deposit account (as that term is defined in the Code).

            "DESIGNATED  ACCOUNT" means the Deposit Account of  Administrative
Borrower identified on SCHEDULE D-1.

            "DESIGNATED  ACCOUNT  BANK" has the  meaning  specified  therefor in
SCHEDULE D-1.

            "DOLLARS" or "$" means United States dollars.

            "DOMESTIC SUBSIDIARY" means a Subsidiary organized under the laws of the United States or any jurisdiction thereof.

            "EBITDA"  has  the  meaning  ascribed  to such  term  in the  Senior
Financing Agreements.

            "EMPLOYEE  PLAN"  means  an  employee  benefit  plan  (other  than a
Multiemployer  Plan)  covered by Title IV of ERISA and  maintained  (or that was maintained at any time during the six (6) calendar  years  preceding the date of any  borrowing  hereunder)  for  employees of any Loan Party or any of its ERISA
Affiliates.

            "ENVIRONMENTAL  ACTIONS"  means  any  written  complaint,   summons,
citation,  written notice, directive,  order, claim, litigation,  investigation, judicial or administrative proceeding,  judgment, letter, or other communication from any  Governmental  Authority,  or any third party  involving  violations of
Environmental  Laws or  releases  of  Hazardous  Materials  from (a) any assets, properties,  or businesses of any Loan Party, any Subsidiary of a Loan Party, or
any of  their  predecessors  in  interest,  (b)  from  adjoining  properties  or businesses,  or (c)  from  or  onto  any  facilities  which  received  Hazardous
Materials generated by any Loan Party, any Subsidiary of a Loan Party, or any of
their predecessors in interest.

            "ENVIRONMENTAL LAW" means any applicable federal, state, provincial, foreign or local statute, law, rule,  regulation,  ordinance,  code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter  in effect and in each case as amended,  or any judicial or administrative  interpretation thereof, including any judicial or administrative order,  consent  decree or judgment,  in each case, to the extent binding on any
Loan Party or any Subsidiary of a Loan Party,  relating to the environment,  the effect of the environment on employee health,  or Hazardous  Materials,  in each case as amended from time to time.

            "ENVIRONMENTAL   LIABILITIES"   means  all   liabilities,   monetary
obligations,  losses, damages,  punitive damages,  consequential damages, treble damages,  costs and expenses  (including all reasonable fees,  disbursements and expenses of counsel,  experts,  or consultants,  and costs of investigation  and feasibility studies),  fines, penalties,  sanctions,  and interest incurred as a result of any claim or demand, or Remedial Action required,  by any Governmental
Authority or any third party, and which relate to any Environmental Action.

            "ENVIRONMENTAL  LIEN"  means  any Lien in favor of any  Governmental
Authority for Environmental Liabilities.

            "EQUIPMENT" means equipment (as that term is defined in the Code).

            "ERISA" means the Employee  Retirement  Income Security Act of 1974, as  amended,  and any  successor  statute  thereto  or the  non-U.S.  equivalent thereof.

            "ERISA  AFFILIATE"  means  (a) any  Person  subject  to ERISA  whose employees  are treated as employed by the same  employer as the  employees  of a
Loan Party or a  Subsidiary  of a Loan Party under IRC Section  414(b),  (b) any trade or business  subject to ERISA whose  employees  are treated as employed by the same  employer as the  employees of a Loan Party or a  Subsidiary  of a Loan
Party under IRC Section 414(c),  (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any  organization  subject to ERISA that is a member of an  affiliated  service group of which a Loan Party or a Subsidiary of a Loan
Party is a member  under IRC  Section  414(m),  or (d)  solely for  purposes  of
Section  302 of ERISA and Section  412 of the IRC,  any Person  subject to ERISA that is a party to an  arrangement  with a Loan Party or a Subsidiary  of a Loan
Party and whose employees are aggregated with the employees of a Loan Party or a
Subsidiary of a Loan Party under IRC Section 414(o), or the non-U.S.  equivalent thereof.

            "EVENT OF DEFAULT" has the meaning specified therefor in SECTION 7.

            "EXCHANGE  ACT" means the  Securities  Exchange  Act of 1934,  as in effect from time to time.

            "EXISTING  LENDER"  means  Bank of  America,  N.A.  and  each of the lenders party to the credit facilities agented by Bank of America, N.A.

            "EXTRAORDINARY  RECEIPTS"  means any Net Cash  Proceeds  received by
Parent  or any of its  Subsidiaries  not in the  ordinary  course  of  business, including as a result of, without duplication, (a) foreign, United States, state or local tax refunds  (other than  amounts  automatically  applied to future tax payments or  representing  overpayments  of  estimated  taxes for the current or immediately  preceding tax year), (b) pension plan  reversions,  (c) proceeds of insurance (including key man life insurance and business interruption insurance, but excluding any casualty insurance), (d) judgments, proceeds of settlements or other  consideration  of any kind in  connection  with any cause of action,  (e)
indemnity payments, and (f) any purchase price adjustment received in connection with any purchase agreement.

            "FUNDING  LOSSES"  has the  meaning  specified  therefor  in SECTION
2.10(B)(II).

            "FUNDS FLOW  AGREEMENT"  means a funds flow  agreement,  in form and substance  reasonably  satisfactory  to Lender,  executed and  delivered by Loan
Parties, Lender, Term A Agent, and Working Capital Agent.

            "GAAP" means generally accepted  accounting  principles as in effect from time to time in the United States, consistently applied.

            "GOVERNING  DOCUMENTS"  means,  with  respect  to  any  Person,  the certificate  or  articles of  incorporation,  by-laws,  or other  organizational documents of such Person.

            "GOVERNMENTAL   AUTHORITY"   means  any   federal,   state,   local,
supra-national or other  governmental or administrative  body,  instrumentality, board,  department,  or agency or any court,  tribunal,  administrative  hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

            "GUARANTORS"  means (a) Parent,  and (b) each  Subsidiary  of Parent
(other than  Borrowers,  or any other  Subsidiary  that is a CFC and that is not required to guaranty the Obligations  pursuant to Section 5.16), and "Guarantor"
means any one of them.

            "GUARANTY" means that certain general  continuing  guaranty executed and  delivered  by each  Guarantor  in favor of Lender,  for the  benefit of any
Lender, in form and substance satisfactory to Lender.

            "HAZARDOUS  MATERIALS"  means (a)  substances  that are  defined  or listed  in,  or  otherwise  classified  pursuant  to,  any  applicable  laws  or
regulations  as  "hazardous   substances,"   "hazardous  materials,"  "hazardous
wastes," "toxic substances," or any other formulation  intended to define, list, or classify substances by reason of deleterious properties such as ignitability,
corrosivity,   reactivity,   carcinogenicity,   reproductive  toxicity,  or  "EP
toxicity",  (b) oil, petroleum,  or petroleum derived  substances,  natural gas, natural gas liquids,  synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any  radioactive  materials,  and (d)  asbestos  in any  form  or  electrical equipment  that  contains  any oil or  dielectric  fluid  containing  levels  of polychlorinated biphenyls in excess of 50 parts per million.

            "HEDGE  AGREEMENT"  means any and all  agreements,  or documents now existing or  hereafter  entered into by Parent or any of its  Subsidiaries  that provide for an interest  rate,  credit,  commodity or equity swap,  cap,  floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap,  currency option,  or any combination of, or option with respect to, these or similar  transactions,  for the  purpose of  hedging  Parent's  or any of its
Subsidiaries'  exposure to  fluctuations  in interest or exchange  rates,  loan, credit exchange, security, or currency valuations or commodity prices.

            "INDEBTEDNESS" means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures,  notes, or other similar instruments and all  reimbursement  or other  obligations  in  respect of letters of credit, bankers acceptances,  interest rate swaps, or other financial products,  (c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of  others  secured  by a Lien on any  asset  of a Person  or its  Subsidiaries, irrespective  of whether  such  obligation  or  liability  is  assumed,  (e) all obligations  to pay the  deferred  purchase  price of assets  (other  than trade payables  incurred in the ordinary  course of business,  repayable in accordance
with  customary  trade  practices),   (f)  all  obligations  owing  under  Hedge
Agreements,  and  (g) any  obligation  guaranteeing  or  intended  to  guarantee
(whether directly or indirectly guaranteed,  endorsed,  co-made,  discounted, or sold  with  recourse)  any  obligation  of any  other  Person  that  constitutes
Indebtedness under any of clauses (a) through (f) above.

            "INDEMNIFIED  LIABILITIES"  has the  meaning  specified  therefor in
SECTION 10.3.

            "INDEMNIFIED  PERSON" has the meaning specified  therefor in SECTION
10.3.

            "INSOLVENCY PROCEEDING" means any proceeding commenced by or against any Person under any provision of the  Bankruptcy  Code or under any other state or  federal  bankruptcy  or  insolvency  law,  assignments  for the  benefit  of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization,  arrangement, or other similar relief.

            "INTERCREDITOR  AGREEMENT" means an intercreditor agreement executed
and  delivered  by  Lender,   Term  A  Agent  and  Working  Capital  Agent,  and
acknowledged  and consented to by each Borrower and each Guarantor,  as amended, supplemented, restated or otherwise modified from time to time.

            "INTEREST  EXPENSE"  means,  for any period,  the  aggregate  of the interest expense of Parent and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

            "INVENTORY" means inventory (as that term is defined in the Code).

            "INVESTMENT"  means,  with respect to any Person,  any investment by such Person in any other  Person  (including  Affiliates)  in the form of loans, guarantees,  advances, capital contributions (excluding (a) commission,  travel, and  similar  advances  to  officers  and  employees  of such Person made in the ordinary course of business,  and (b) BONA FIDE Accounts arising in the ordinary
course  of  business   consistent  with  past  practice),   or  acquisitions  of
Indebtedness,  Stock,  or all or  substantially  all of the assets of such other
Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

            "IRC" means the  Internal  Revenue  Code of 1986,  as in effect from time to time.

            "JUDGMENT  CONVERSION  DATE" has the meaning  specified  therefor in
SECTION 17.14.

            "JUDGMENT  CURRENCY" has the meaning  specified  therefor in SECTION
17.14.

            "KASCO" means Kasco Corporation, a Delaware corporation.

            "KASCO  NON-RECURRING  EXPENSES"  means,  with respect to any period specified on SCHEDULE K-1, the lesser of (a) the actual  amount  expended by the
Parent and its  Subsidiaries  in respect of the items  specified on SCHEDULE K-1 during such  period,  and (b) the amount  specified  on SCHEDULE K-1 during such period.

            "LENDER"  and has the  meaning  set  forth  in the  preamble  to the
Agreement.

            "LENDER'S ACCOUNT" means the Deposit Account of Lender identified on
SCHEDULE A-1.

            "LENDER EXPENSES" means all (a) costs or expenses  (including taxes, and insurance  premiums) required to be paid by a Loan Party or its Subsidiaries under any of the Loan Documents that are paid, advanced,  or incurred by any one or more  members of the Lender  Group,  (b) fees or charges  paid or incurred by
Agent in connection  with any Lender's  transactions  with Loan Parties or their
Subsidiaries,  including,  fees  or  charges  for  photocopying,   notarization,
couriers and messengers,  telecommunication,  public record searches  (including tax lien,  judgment lien,  litigation,  and UCC searches and including  searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording,  publication,  appraisal (including periodic collateral  appraisals  or  business  valuations  to the  extent of the fees and charges (and up to the amount of any  limitation)  contained in the  Agreement),
real  estate  surveys,   real  estate  title  policies  and  endorsements,   and
environmental  audits,  (c) costs and  expenses  incurred  by any  Lender in the disbursement  of funds to (or on  behalf  of)  Borrowers  (by wire  transfer  or otherwise),  (d)  charges  paid or  incurred  by any Lender  resulting  from the dishonor of checks,  (e)  reasonable  costs and expenses paid or incurred by any
Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining,  handling, preserving, storing, shipping, selling,  preparing  for sale, or  advertising  to sell the  Collateral,  or any portion thereof,  irrespective of whether a sale is consummated,  (f) audit fees and expenses  (including  travel,  meals,  and lodging) of Lender related to any inspections  or audits  to the  extent  of the fees and  charges  (and up to the amount of any limitation)  contained in the Agreement,  (g) reasonable costs and expenses of third party  claims or any other suit paid or incurred by any one or more Lenders in enforcing or defending the Loan Documents or in connection  with the transactions contemplated by the Loan Documents or the Lender's relationship with any Loan Party or any  Subsidiary  of a Loan  Party,  (h)  Agent's and each
Lender's  reasonable costs and expenses  (including  attorneys fees) incurred in advising,  structuring,  drafting,  reviewing,  administering (including travel, meals, and lodging),  syndicating  (including rating the Term Loan), or amending the Loan  Documents,  and (i) Agent's  and each  Lender's  reasonable  costs and expenses (including attorneys, accountants, consultants, and other advisors fees
and  expenses)  incurred  in  terminating,   enforcing   (including   attorneys,
accountants,  consultants,  and other  advisors  fees and  expenses  incurred in connection  with a "workout," a  "restructuring,"  or an  Insolvency  Proceeding concerning  any Loan Party or any  Subsidiary  of a Loan Party or in  exercising rights or remedies under the Loan  Documents),  or defending the Loan Documents, irrespective  of  whether  suit is  brought,  or in taking any  Remedial  Action concerning the Collateral.

            "LENDER-RELATED  PERSON"  means,  with  respect to any Lender,  such
Lender,  together  with  such  Lender's  Affiliates,  Related  Funds,  officers, directors, employees, attorneys, and agents.

            "LEVERAGE RATIO" has the meaning ascribed to such term in the Senior
Financing Agreements.

            "LIEN" means any  mortgage,  deed of trust,  pledge,  hypothecation, assignment, charge, deposit arrangement,  encumbrance, easement, lien (statutory or  other),  security  interest,  or other  security  arrangement  and any other preference,  priority,  or  preferential  arrangement  of  any  kind  or  nature whatsoever,  including any  conditional  sale contract or other title  retention agreement,  the interest of a lessor under a Capital  Lease and any synthetic or other  financing lease having  substantially  the same economic effect as any of the foregoing.

            "LIENS"  means the Liens  granted  by any Loan  Party to any  Lender under the Loan Documents.

            "LOAN ACCOUNT" has the meaning specified therefor in SECTION 2.8.

            "LOAN DOCUMENTS" means this Agreement,  the Canadian  Guaranty,  the
Canadian  Security  Documents,  the Cash Management  Agreements,  the Collateral
Access Agreements, the Control Agreements, the Copyright Security Agreement, the
Guaranty,  the  Intercreditor and Subordination  Agreement,  the Mortgages,  the
Patent  Security  Agreement,  the Security  Agreement,  the  Trademark  Security
Agreement,  any note or notes  executed  by a Borrower in  connection  with this
Agreement and payable to a Lender,  and any other agreement entered into, now or in the future, by any Loan Party or any of their Subsidiaries, and any Lender in connection with this Agreement.

            "LOAN PARTY" means any Borrower or any Guarantor.

            "MATERIAL ADVERSE CHANGE" means (a) a material adverse change in the business, prospects,  operations,  results of operations, assets, liabilities or condition (financial or otherwise) of Borrowers and their Subsidiaries, taken as a whole, (b) a material  impairment of a Borrower's or any of its  Subsidiaries'
ability to perform its  obligations  under the Loan  Documents  to which it is a party or of Lender's  ability to enforce  the  Obligations  or realize  upon the
Collateral,  or (c) a material  impairment of the  enforceability or priority of the Liens with respect to the  Collateral as a result of an action or failure to act on the part of a Borrower or a Subsidiary of a Borrower.

            "MATERIAL  CONTRACT"  means,  with  respect to any Person,  (i) each contract or agreement to which such Person or any of its Subsidiaries is a party involving  aggregate  consideration  payable  to  or  by  such  Person  or  such
Subsidiary  of  $250,000 or more (other  than  purchase  orders in the  ordinary course  of the  business  of such  Person  or such  Subsidiary  and  other  than contracts  that by their terms may be terminated by such Person or Subsidiary in the  ordinary  course of its  business  upon less  than 60 days  notice  without penalty or premium), (ii) the Related Transaction Documents, and (iii) all other
contracts  or  agreements  material  to  the  business,  operations,   condition
(financial or otherwise), performance, prospects or properties of such Person or such Subsidiary.

            "MATURITY DATE" has the meaning specified therefor in SECTION 3.2.

            "MOODY'S" has the meaning  specified  therefor in the  definition of
Cash Equivalents.

            "MORTGAGE  POLICY"  has the meaning  specified  therefor in SCHEDULE
3.1(Y).

            "MORTGAGES"  means,  individually  and  collectively,  one  or  more mortgages,  deeds of trust, or deeds to secure debt, executed and delivered by a
Loan  Party or a  Subsidiary  of a Loan  Party in favor of  Lender,  in form and substance satisfactory to Lender, that encumber the Real Property Collateral.

            "MULTIEMPLOYER  PLAN"  means a  "multiemployer  plan" as  defined in
Section  4001(a)(3)  of  ERISA  to which  any  Loan  Party  or any of its  ERISA
Affiliates has contributed to, or has been obligated to contribute,  at any time during the preceding six (6) years.

            "NET CASH PROCEEDS" means:

                  (a) with respect to any sale or disposition by a Loan Party or a Subsidiary of a Loan Party of property or assets,  the amount of cash proceeds received  (directly  or  indirectly)  from  time to  time  (whether  as  initial consideration or through the payment of deferred  consideration) by or on behalf of a Loan Party or a Subsidiary of a Loan Party,  in connection  therewith after deducting  therefrom  only (i) the  amount of any  Indebtedness  secured  by any
Permitted  Lien on any asset  (other than (A)  Indebtedness  owing to any Lender under this Agreement or the other Loan Documents and (B) Indebtedness assumed by the  purchaser  of such  asset)  which is  required  to be,  and is,  repaid  in connection with such sale or disposition, (ii) reasonable fees, commissions, and expenses  related  thereto  and  required  to be  paid by a Loan  Party  or such
Subsidiary of a Loan Party in connection with such sale or disposition and (iii)
taxes  paid  or  payable  to any  taxing  authorities  by a Loan  Party  or such
Subsidiary of a Loan Party in connection with such sale or disposition,  in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash,  actually  paid or payable to a Person that is not an  Affiliate  of a Loan  Party or a  Subsidiary  of a Loan  Party,  and are
properly attributable to such transaction; and

                  (b)  with  respect  to  the  issuance  or  incurrence  of  any
Indebtedness by a Loan Party or a Subsidiary of a Loan Party, or the issuance by a Loan Party or a  Subsidiary  of a Loan  Party of any shares of its Stock,  the aggregate  amount of cash received  (directly or  indirectly)  from time to time

(whether  as initial  consideration  or through the  payment or  disposition  of deferred  consideration)  by or on behalf of a Loan Party or such  Subsidiary in connection with such issuance or incurrence,  after deducting therefrom only (i)
reasonable  fees,  commissions,  and expenses related thereto and required to be paid by a Loan Party or such  Subsidiary  in  connection  with such  issuance or incurrence, (ii) taxes paid or payable to any taxing authorities by a Loan Party or such Subsidiary in connection with such issuance or incurrence,  in each case to the extent, but only to the extent,  that the amounts so deducted are, at the time of receipt of such cash,  actually  paid or payable to a Person that is not an Affiliate  of a Loan Party or  Subsidiary  of a Loan Party,  and are properly attributable to such transaction.

            "NEW LENDING OFFICE" has the meaning  specified  therefor in SECTION
16(D).

            "OBLIGATIONS"  means all loans (including the Term Loan),  Advances, debts,  principal,  interest  (including  any interest  that  accrues  after the commencement  of an  Insolvency  Proceeding  regardless  of  whether  allowed or allowable  in whole or in part as a claim  in any such  Insolvency  Proceeding), premiums,  liabilities (including all amounts charged to Borrowers' Loan Account pursuant to the Agreement), obligations (including indemnification obligations), fees,  charges,  costs,  Lender  Expenses  (including  any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed  or  allowable  in whole  or in part as a claim  in any such  Insolvency
Proceeding), lease payments,  guaranties,  covenants, and duties of any kind and description  owing by Loan Parties to any Lender pursuant to or evidenced by the
Loan  Documents and  irrespective  of whether for the payment of money,  whether direct or indirect,  absolute or contingent,  due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other  amounts that Loan Parties are required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents.
Any reference in the Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications,  renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

            "ORIGINAL LSA" has the meaning specified therefor in the Recitals to this Agreement.

            "OTHER  SUBORDINATED  INDEBTEDNESS" means any Indebtedness (i) which is expressly  subordinated in right of payment to all Indebtedness  evidenced by the Working Capital  Indebtedness  and the Term A Indebtedness  and subordinated to, or pari passu with, the Indebtedness evidenced by this Agreement, (ii) which does not  mature  prior to the date  that is  six-months  following  the  stated
maturity date for each of the foregoing Indebtedness, whichever is latest, (iii)
which does not contain a cash interest  payment  requirement  and (iv) which has terms and conditions reasonably acceptable to Lender.

            "OTHER TAXES" has the meaning specified therefor in SECTION 16(B).

            "PARENT" has the meaning  specified  therefor in the preamble to the
Agreement.

            "PARTICIPANT REGISTER" has the meaning specified therefor in SECTION
13.1(F).

            "PATENT SECURITY  AGREEMENT" has the meaning  specified  therefor in the Security Agreement.

            "PBGC"  means  the  Pension  Benefit  Guaranty  Corporation  or  any successor thereto.

            "PERMITTED DISCRETION" means a determination made in the exercise of reasonable (from the perspective of a secured lender) business judgment.

            "PERMITTED  DISPOSITIONS"  means (a) sales or other  dispositions of
Equipment  that is  substantially  worn,  damaged,  or obsolete in the  ordinary course of business; PROVIDED that the Net Cash Proceeds from such sales or other dispositions do not exceed $100,000 in the aggregate during any fiscal year, and such  Equipment is sold (or otherwise  disposed of) for fair market  value,  (b)
sales of Inventory to buyers in the ordinary course of business,  (c) the use or transfer of money or Cash  Equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents,  and (d) the licensing, on a non-exclusive basis, of patents, trademarks,  copyrights, and other intellectual property rights in the ordinary course of business.

            "PERMITTED   HOLDER"  means  Steel   Partners  II,  L.P.  and  its
Affiliates.

            "PERMITTED  INVESTMENTS"  means  (a)  Investments  in cash  and Cash
Equivalents,  (b)  Investments in negotiable  instruments  for  collection,  (c)
advances made in connection  with purchases of goods or services in the ordinary course of business, and (d) Investments received in settlement of amounts due to a Loan Party or any Subsidiary of a Loan Party  effected in the ordinary  course of  business  or owing to a Loan  Party or any  Subsidiary  of a Loan Party as a
result  of  Insolvency  Proceedings  involving  an  Account  Debtor  or upon the foreclosure  or  enforcement  of  any  Lien  in  favor  of a Loan  Party  or any
Subsidiary of a Loan Party.

            "PERMITTED  KASCO  SALE  TRANSACTION"  means  the sale of all of the
Stock or substantially  all of the assets of Kasco and its Subsidiaries  subject to satisfaction of the conditions set forth in the Permitted Kasco Sale Letter.

            "PERMITTED KASCO SALE LETTER" means that certain side letter between
Borrowers  and  Senior  Agents,  in form and  substance  satisfactory  to Senior
Agents,  pertaining to the sale of all of the Stock or substantially  all of the assets of Kasco and its Subsidiaries.

            "PERMITTED  LIENS"  means  (a) Liens  held by  Lender to secure  the
Obligations  (provided  that such  Liens are  subject to the  provisions  of the
Subordination  Agreement),  (b) Liens for unpaid  taxes,  assessments,  or other governmental  charges or levies that either (i) are not yet delinquent,  or (ii)
do not have priority over the Liens and the underlying  taxes,  assessments,  or charges or levies are the subject of Permitted Protests, (c) judgment Liens that do not  constitute an Event of Default under SECTION 7.7 of the  Agreement,  (d)
Liens set forth on SCHEDULE  P-2,  provided  that any such Lien only secures the
Indebtedness   that  it  secures  on  the  Closing  Date  and  any   Refinancing
Indebtedness  in respect  thereof,  (e) the interests of lessors under operating leases,  (f)  purchase  money Liens or the  interests of lessors  under  Capital
Leases to the extent  that such Liens or  interests  secure  Permitted  Purchase
Money  Indebtedness  and so long as (i) such  Lien  attaches  only to the  asset purchased or acquired and the proceeds thereof,  and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired or any Refinancing  Indebtedness in respect thereof, (g) Liens arising by operation of law in favor of warehousemen,  landlords,  carriers, mechanics,  materialmen, laborers,  or suppliers,  incurred in the ordinary course of business and not in connection with the borrowing of money,  and which Liens either (i) are for sums not yet delinquent,  or (ii) are the subject of Permitted Protests, (h) Liens on amounts  deposited in connection with obtaining  worker's  compensation or other unemployment  insurance,  (i) Liens on amounts  deposited in connection with the making or entering into of bids,  tenders,  or leases in the ordinary  course of business and not in connection with the borrowing of money, (j) Liens on amounts deposited as security for surety or appeal bonds in  connection  with  obtaining such bonds in the ordinary course of business,  (k) (i) with respect to any Real
Property Collateral,  any encumbrance or restriction  contained in Schedule B of the title insurance  policies for such Real Property which have been approved by
Lenders,   shown  on  the  surveys   listed  on  SCHEDULE   P-3,   encumbrances,
restrictions,  easements,  rights of way,  and zoning  restrictions  that do not materially  interfere with or impair the use or operation thereof, and (ii) with respect  to all other  Real  Property,  encumbrances,  restrictions,  easements, rights of way, and zoning restrictions that do not materially  interfere with or impair the use or operation thereof,  (l) Liens held by Working Capital Agent to secure the Working Capital  Indebtedness,  and (m) Liens held by Term A Agent to secure the Term A Indebtedness.  For the avoidance of doubt and  notwithstanding anything else to the contrary  contained  herein,  under no circumstances  shall
Permitted  Liens include any Liens imposed under the IRC or ERISA,  or otherwise that secures any liability or obligation with respect to any Employee Plan.

            "PERMITTED MERGER" means the merger, effective as of April 24, 2007, of BZ  Acquisition  Corp.,  a Delaware  corporation  and an  affiliate  of Steel
Partners II, L.P. ("BZ"),  with and into Bairnco with Bairnco  continuing as the surviving entity,  pursuant to that certain Agreement and Plan of Merger,  dated as of February 23,  2007,  by and among Steel  Partners II, L.P.,  BZ and Baimco
(the "BZ MERGER  AGREEMENT"),  and as assigned by Steel Partners II, L.P. to WHX pursuant to the Stock  Purchase  Agreement,  dated as of April 12, 2007,  by and between Steel Partners II, L.P. and WHX.

            "PERMITTED PRIORITY LIENS" means any Permitted Lien that has (and is permitted to have)  priority  over the Liens in favor of the Lender  pursuant to any applicable law or agreement.

            "PERMITTED  PROTEST"  means  the  right  of  Parent  or  any  of its
Subsidiaries  to  protest  any  Lien  (other  than  any Lien  that  secures  the
Obligations), taxes (other than payroll taxes or taxes that are the subject of a
United States federal tax lien), or rental payment,  provided that (a) a reserve with  respect  to such  obligation  is  established  on  Parent's  or any of its
Subsidiaries'  books and records in such amount as is required  under GAAP,  (b)
any such protest is instituted  promptly and prosecuted  diligently by Parent or any of its  Subsidiaries,  as  applicable,  in  good  faith,  and (c)  Agent  is satisfied that,  while any such protest is pending,  there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens.

            "PERMITTED  PURCHASE MONEY  INDEBTEDNESS"  means,  as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate  principal  amount  outstanding  at any  one  time  not in  excess  of
$1,000,000.

            "PERSON"  means natural  persons,  corporations,  limited  liability
companies,  limited  partnerships,   general  partnerships,   limited  liability
partnerships,  joint ventures,  trusts,  land trusts,  business trusts, or other organizations,  irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

            "PROTECTIVE  ADVANCES" has the meaning specified therefor in SECTION
2.2(C)(I).

            "PURCHASE MONEY  INDEBTEDNESS"  means  Indebtedness  (other than the
Obligations, but including Capital Lease Obligations),  incurred at the time of, or within 20 days after,  the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

            "QUALIFIED CASH" means, as of any date of determination,  the amount of unrestricted  cash and Cash  Equivalents of Borrowers and their  Subsidiaries that is in  Deposit  Accounts  or in  Securities  Accounts,  or any  combination thereof,  and which such Deposit Account or Securities Account is the subject of a  Control  Agreement  and is  maintained  by a  branch  office  of the  bank or securities intermediary located within the United States.

            "QUEBEC  SECURITY  DOCUMENTS" means (i) a Deed of Hypothec and Issue of Bonds in favour of Lender,  as fonde de  pouvoir  under  Article  2692 of the
Civil Code of Quebec,  to be executed before a notary of the Province of Quebec,
(ii) a bond issued by a Canadian  Obligor  pursuant to such Deed of Hypothec and
Issue of Bonds, and (iii) a pledge agreement to be granted by a Canadian Obligor in respect of any bond issued under such Deed of Hypothec and Issue of Bonds.

            "RATING  AGENCIES"  has the  meaning  specified  therefor in SECTION
2.14.

            "REAL  PROPERTY" means any estates or interests in real property now owned or hereafter  acquired by any Loan Party or a Subsidiary of any Loan Party and the improvements thereto.

            "REAL  PROPERTY  COLLATERAL"  means the Real Property  identified on
SCHEDULE  R-1 and any Real  Property  hereafter  acquired by a Loan Party or any
Subsidiary of a Loan Party.

            "RECORD" means information that is inscribed on a tangible medium or that  is  stored  in an  electronic  or  other  medium  and  is  retrievable  in perceivable form.

            "REFERENCE  BANK" means  JPMorgan  Chase Bank, its successors or any other commercial bank designated by Lender to the  Administrative  Borrower from time to time.

            "REFINANCING   INDEBTEDNESS"   means  refinancings,   renewals,   or
extensions  of  Indebtedness  so long as: (a) such  refinancings,  renewals,  or extensions  do  not  result  in an  increase  in  the  principal  amount  of the
Indebtedness  so  refinanced,  renewed,  or  extended,  (b)  such  refinancings, renewals,  or  extensions do not result in an increase in the cash interest rate with respect to the Indebtedness so refinanced,  renewed, or extended,  (c) such refinancings,  renewals,  or  extensions  do not result in a  shortening  of the average  weighted  maturity  of the  Indebtedness  so  refinanced,  renewed,  or extended,  nor are they on  terms  or  conditions  that,  taken as a whole,  are
materially  more  burdensome  or  restrictive  to  Loan  Parties,   (d)  if  the
Indebtedness that is refinanced,  renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal,  or extension must include  subordination terms and conditions that are at least as favorable to Lender as those that were applicable to the refinanced, renewed, or extended Indebtedness,  and (e) the Indebtedness that is refinanced, renewed,  or extended is not recourse to any Person that is liable on account of the  Obligations  other than those Persons which were  obligated with respect to the Indebtedness that was refinanced, renewed, or extended.

            "RELATED  FUND"  means  a fund,  money  market  account,  investment account or other  account  managed by a Lender or an Affiliate of such Lender or its investment manager.

            "RELATED  TRANSACTION  DOCUMENTS" means,  collectively,  the Working
Capital Documents and the Term A Debt Documents.

            "REMEDIAL  ACTION" means all actions taken to (a) clean up,  remove, remediate,  contain,  treat,  monitor,  assess,  evaluate, or in any way address
Hazardous  Materials  in the  indoor or  outdoor  environment,  (b)  prevent  or minimize a release or threatened  release of Hazardous  Materials so they do not migrate or endanger or  threaten  to  endanger  public  health or welfare or the indoor or outdoor  environment,  (c) restore or reclaim natural resources or the
environment,   (d)  perform  any  pre-remedial   studies,   investigations,   or
post-remedial  operation and  maintenance  activities,  or (e) conduct any other actions with respect to Hazardous Materials authorized by Environmental Laws.

            "REPLACEMENT  LENDER" has the meaning specified  therefor in SECTION
14.2(A).

            "REPORT" has the meaning specified therefor in SECTION 15.16.

            "REPORTABLE  EVENT"  means an event in Section  4043 of ERISA (other than an event not subject to the  provision  for 30-day notice to the PBGC under the regulations promulgated under such Section).

            "REQUIRED  LENDERS" means, at any time,  Lenders whose aggregate pro rata share of the Obligations exceed 50%.

            "SEC" means the United States Securities and Exchange Commission and
any successor thereto.

            "SECURITIES  ACCOUNT"  means a  securities  account (as that term is defined in the Code).

            "SECURITIZATION" has the meaning specified therefor in SECTION 2.14.

            "SECURITY  AGREEMENT"  means  a  security  agreement,  in  form  and substance  satisfactory  to Lender,  executed and  delivered  by  Borrowers  and
Guarantors to Lender, as Secured Party.

            "SENIOR  FINANCING  AGREEMENTS"  has the  meaning  set  forth in the
Recitals to this Agreement.

            "SOLVENT"  means,  with respect to any Person on a particular  date, that, at fair valuations, the sum of such Person's assets is greater than all of such Person's debts.

            "SPOT RATE" means the prevailing spot rate of exchange of the Lender
(or, if such rate is not available from the Lender, the bank at which the Lender maintains the Lender's Account) for the purpose of conversion of one currency to another,  at or around 1:00 p.m. (New York City time),  on the date on which any such conversion of currency is to be made under this Agreement.

            "S&P" has the meaning  specified  therefor in the definition of Cash
Equivalents.

            "STOCK"   means   all   shares,   options,   warrants,    interests,
participations,  or other equivalents  (regardless of how designated) of or in a
Person, whether voting or nonvoting, including common stock, preferred stock, or any other  "equity  security"  (as such term is  defined  in Rule  3a11-1 of the
General Rules and Regulations promulgated by the SEC under the Exchange Act).

            "SUBORDINATION  AGREEMENT" means an Intercreditor  and Subordination
Agreement  executed and  delivered by Lender,  Term A Agent and Working  Capital
Agent, and acknowledged and consented to by each Borrower and each Guarantor, as amended, supplemented, restated or otherwise modified from time to time.

            "SUBSIDIARY" of a Person means a corporation,  partnership,  limited liability  company,  or other entity in which that Person directly or indirectly owns or controls  the shares of Stock  having  ordinary  voting power to elect a majority of the board of directors  (or appoint  other  comparable  managers) of such corporation, partnership, limited liability company, or other entity.

            "TAX PARTY" has the meaning specified therefore in SECTION 4.28.

            "TAXES" has the meaning specified therefor in SECTION 16(A).

            "TERM A AGENT" means the "Agent" as such term is defined in the Term
A Credit  Agreement  and any  Person  acting  in a  similar  capacity  under any amendment, restatement, supplement, replacement or refinancing thereof.

            "TERM A CREDIT AGREEMENT" means that certain Credit Agreement, dated as of even date herewith, by and among Parent,  Borrowers, Term A Agent, and the lenders  from  time to  time  party  thereto,  as  such  is  amended,  modified, supplemented,  restated,  replaced or refinanced from time to time in accordance with the terms  thereof,  the  terms of this  Agreement,  and the  Intercreditor
Agreement.

            "TERM A DEBT DOCUMENTS" means the ["Loan Documents"] as such term is defined  in the Term A  Credit  Agreement  and any  documents,  instruments  and
agreements   entered  into  in  connection   with  any  amendment,   supplement,
restatement,   replacement  or  refinancing   thereof,  as  amended,   modified,
supplemented or restated from time to time in accordance with the terms thereof, the terms of the Agreement, and the Intercreditor Agreement.

            "TERM A  INDEBTEDNESS"  means the  Indebtedness  incurred  by Parent under the Term A Debt  Documents  in an aggregate  principal  amount of not less
than   $40,000,00   plus  the  amount  of  interest   accrued  thereon  that  is
paid-in-kind,  minus the aggregate  amount of all repayments and  prepayments of the principal of the obligations  under the Term A Debt Credit  Agreement (other than repayments or prepayments of such term loan  obligations in connection with a Refinancing thereof).

            "TERM A LOAN"  has the  meaning  set forth in the  Recitals  to this
Agreement.

            "TERM LOAN" has the meaning specified therefor in SECTION 2.1.

            "TERM LOAN AMOUNT" means $31,814,319.56..

            "TERMINATION EVENT" means (i) a Reportable Event with respect to any
Employee  Plan,  with respect to which the  reporting  requirement  has not been waived, (ii) any event that causes any Loan Party or any of its ERISA Affiliates directly to incur liability under Section 409, 502(i),  502(l), 515, 4062, 4063,
4064,  4069,  4201,  4204 or 4212 of ERISA or  Section  4971 or 4975 of the IRC,
(iii) the filing of a notice of intent to terminate an Employee Plan (other than in connection with a standard  termination) or the treatment of an Employee Plan amendment as a termination  under Section 4041 of ERISA, (iv) the institution of proceedings by the PBGC to terminate an Employee Plan, or (v) any other event or condition which might reasonably  constitute grounds under Section 4042 of ERISA for the  termination  of, or the  appointment  of a trustee to  administer,  any
Employee Plan.

            "TRADEMARK SECURITY AGREEMENT" has the meaning specified therefor in the Security Agreement.

            "TRANSFEREE" has the meaning specified therefor in SECTION 16(A).

            "UNITED STATES" means the United States of America.

            "VOIDABLE  TRANSFER" has the meaning  specified  therefor in SECTION
17.7.

            "WHX" means WHX Corporation, a Delaware Corporation.

            "WORKING  CAPITAL  AGENT"  means  Wells  Fargo  Foothill,   Inc.,  a
California corporation, in its capacity as agent for the Working Capital Lenders under the Working Capital Credit Agreement.

            "WORKING CAPITAL  AVAILABILITY" means "Availability" as such term in defined in the Working Capital Credit Agreement.

            "WORKING  CAPITAL  CREDIT   AGREEMENT"  means  that  certain  Credit
Agreement  dated as of even date  herewith  by and among the Loan  Parties,  the
Working  Capital  Lenders,  and the  Working  Capital  Agent as such is amended, modified,  supplemented,  restated, refinanced, renewed or replaced from time to time in accordance  with the terms  thereof and the terms of this  Agreement and the Intercreditor Agreement.

            "WORKING  CAPITAL   DOCUMENTS"  means  the  Working  Capital  Credit
Agreement and each other agreement, instrument or document executed or delivered pursuant to or in connection with the Working Capital Credit Agreement,  as such documents are amended, modified,  supplemented, or restated from time to time in accordance with the terms of this Agreement and the Intercreditor Agreement.

            "WORKING CAPITAL  INDEBTEDNESS"  means the Indebtedness  incurred by the Loan Parties under the Working Capital Credit Agreement.

            "WORKING  CAPITAL LENDERS" means the lenders from time to time party to the Working Capital Credit Agreement.

                                  SCHEDULE 3.1

      The  obligation of the Lender to refinance the Term Loan is subject to the fulfillment,  to the satisfaction of Lender, of each of the following conditions precedent:

            (a) the Closing Date shall occur on or before [July __, 2007];

            (b) Lender  shall  have  received  a letter  duly  executed  by each
Borrower and each  Guarantor  authorizing  Agent to file  appropriate  financing statements  in such office or offices as may be necessary  or, in the opinion of
Lender,  desirable to perfect the  security  interests to be created by the Loan
Documents;

            (c) Lender shall have received  evidence that appropriate  financing statements  have been duly filed in such  office or offices as may be  necessary or, in the  opinion of  Lender,  desirable  to  perfect  the Liens in and to the
Collateral, and Lender shall have received searches reflecting the filing of all such financing statements;

            (d) Lender shall have received each of the following  documents,  in form and substance satisfactory to Lender, duly executed, and each such document shall be in full force and effect:

                       (i) the Copyright Security Agreement,

                      (ii) a  disbursement  letter  executed  and  delivered  by
Borrowers  to Lender,  Term A Agent and  Working  Capital  Agent  regarding  the extensions  of credit and the  repayment  of the amounts  outstanding  under the
Original LSA to be made on the Closing Date,  the form and substance of which is satisfactory to Lender,

                     (iii) the Guaranty,

                      (iv) the Intercreditor and Subordination Agreement,

                       (v) the Mortgages,

                      (vi) the Patent Security Agreement,

                     (vii) the Canadian Security Agreement,

                    (viii) the Canadian Guaranty,

                      (ix) the Hypothec,

                       (x) a  letter,  in form  and  substance  satisfactory  to
Lender,  from Bank of America,  N.A. ("EXISTING LENDER") to Agent respecting the amount  necessary  to repay in full all of the  obligations  of Loan Parties and their  Subsidiaries  owing to Existing Lender and obtain a release of all of the
Liens existing in favor of Existing  Lender in and to the assets of Loan Parties
and  their  Subsidiaries,   together  with  termination   statements  and  other
documentation  evidencing the termination by Existing Lender of its Liens in and to the properties and assets of Loan Parties and their Subsidiaries.

                      (xi) the Security Agreement,  [together with copies of all certificates  representing  the  shares of Stock that are  delivered  to Working

                                      -1-

Capital Agent as Collateral under the Working Capital Credit Agreement], as well as Stock powers and allonges with respect thereto endorsed in blank,

                     (xii) the Trademark Security Agreement, and

                    (xiii) the  Collateral  Assignment of each  Approved  Policy with  respect  to  Eligible  Foreign  Accounts  (as each term is  defined in the
Working Capital Credit Agreement).

            (e) Lender shall have received a  certificate  from the Secretary of each  Borrower (i)  attesting to the  resolutions  of such  Borrower's  Board of
Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Borrower is a party, (ii) authorizing specific  officers of such Borrower to execute the same, and (iii)  attesting to the incumbency and signatures of such specific officers of such Borrower;

            (e) Lender shall have received copies of each  Borrower's  Governing
Documents, as amended,  modified, or supplemented to the Closing Date, certified by the Secretary of such Borrower;

            (f) Lender shall have received a certificate  of status with respect to each Borrower,  dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such
Borrower,  which  certificate  shall  indicate  that  such  Borrower  is in good standing in such jurisdiction;

            (g) Lender shall have received  certificates  of status with respect to  each  Borrower,  each  dated  within  30  days  of the  Closing  Date,  such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Borrower) in which (i) its failure to be duly qualified or licensed  would  constitute a Material  Adverse  Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions, and (ii) it maintains any Collateral;

            (h) Lender shall have received a  certificate  from the Secretary of each  Guarantor (i) attesting to the  resolutions of such  Guarantor's  Board of
Directors  authorizing  its  execution,  delivery,  and  performance of the Loan
Documents to which such Guarantor is a party, (ii) authorizing specific officers of such Guarantor to execute the same and (iii)  attesting to the incumbency and signatures of such specific officers of Guarantor;

            (i) Lender shall have received copies of each Guarantor's  Governing
Documents, as amended,  modified, or supplemented to the Closing Date, certified by the Secretary of such Guarantor;

            (j) Lender shall have received a certificate  of status with respect to each Guarantor, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such
Guarantor,  which  certificate  shall  indicate  that such  Guarantor is in good standing in such jurisdiction;

            (k) Lender shall have received  certificates  of status with respect to  each  Guarantor,  each  dated  within  30  days of the  Closing  Date,  such certificates to be issued by the appropriate officer of the jurisdictions (other than the  jurisdiction  of  organization  of such  Guarantor)  in which  (i) its failure to be duly  qualified or licensed  would  constitute a Material  Adverse
Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions, and (ii) it maintains any Collateral;

                                      -2-

            (l) Lender shall have received a certificate of insurance,  together with the  endorsements  thereto,  as are  required by SECTION  5.8, the form and substance of which shall be satisfactory to Agent;

            (m) Lender shall have received  Collateral  Access  Agreements  with respect to the  following  locations:  [Lake  Mary,  Florida;  Dallas,  Texas (2 locations); San Antonio, Texas (2 locations);  Santa Ana, California;  Montreal,
Canada; ];

            (n) Lender shall have received shall have received Collateral Access
Agreement with respect to 21800 South Cicero, Matteson, Illinois;

            (o) Lender shall have received an opinion of Loan  Parties'  counsel under New  York,  Delaware,  Texas  and  Canadian  laws,  in form and  substance satisfactory to Lender;

            (p) Lender shall have received  evidence  that the Canadian  Obligor has  appointed  an agent in New York City for the  purpose of service of process and such agent  agrees in writing to give Lender  notice of any  resignation  of such service agent or other termination of agency;

            (q)  Borrowers  shall  have paid all  Lender  Expenses  incurred  in connection with the transactions evidenced by this Agreement;

            (r) Lender shall have  received (i)  appraisals of the Real Property
Collateral  satisfactory to Lender,  and (ii) mortgagee title insurance policies
(or  marked  commitments  to issue the same)  for the Real  Property  Collateral issued by a title  insurance  company  satisfactory  to Agent  (each a "MORTGAGE
POLICY" and,  collectively,  the "MORTGAGE POLICIES") in amounts satisfactory to
Lender assuring  Lender that the Mortgages on such Real Property  Collateral are valid and  enforceable  first  priority  mortgage  Liens  (subject to  Permitted
Priority  Liens) on such Real Property  Collateral free and clear of all defects and encumbrances  except Permitted  Liens, and the Mortgage  Policies  otherwise shall be in form and substance satisfactory to Agent;

            (s) Lender shall have received copies of each of the Working Capital
Documents,  and the Term A Debt  Documents,  together with a certificate  of the
Secretary  of the  Parent  certifying  that (i) each  such  document  is a true, correct, and complete copy thereof, (ii) each such document is in full force and effect,  and (iii) none of the Loan  Parties has breached or defaulted in any of its obligations thereunder;

            (t) Loan Parties and each of their  Subsidiaries shall have received
all  licenses,   approvals  or  evidence  of  other  actions   required  by  any
Governmental  Authority in  connection  with the  execution and delivery by Loan
Parties or their  Subsidiaries of the Loan Documents or with the consummation of the transactions contemplated thereby;

            (u) Lender  shall have  determined,  in its sole  judgment,  that no event or development  shall have occurred  since December 31, 2006,  which could reasonably  be  expected to have a Material  Adverse  Effect  provided  that the transactions  contemplated  by  this  Agreement  and  the  transactions  made in connection  with the Permitted  Merger shall not  constitute a Material  Adverse
Effect

            (v) All consents,  authorizations  and approvals of, and filings and registrations  with,  and all other  actions  in respect  of,  any  Governmental
Authority or other  Person  required in  connection  with the making of the Term

                                      -3-

Loan, the  consummation  of any of the  transactions  contemplated by any of the
Related  Transaction  Documents,  or the conduct of the Loan  Parties'  business shall have been obtained and shall be in full force and effect; and

            (w) all other  documents and legal  matters in  connection  with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Lender.

            (x) To the extent that any of the closing  documents  referenced  in this Schedule 3.1 are  duplicative  of closing  documents to be delivered by any
Loan  Party  pursuant  to the  Working  Capital  Documents  or  the  Term A Debt
Documents,  the  parties  shall  endeavor to satisfy  the  requirements  of this
Schedule 3.1 through  delivery of the applicable  Working  Capital  Documents or
Term A Debt  Documents,  as  applicable,  together  with a letter  from the Loan
Parties  authorizing  Lender to rely on any  document so delivered as if it were addressed directly to Lender.

                                      -4-

                                  SCHEDULE 5.2

      THE TERM "AGENT" IN THIS  SCHEDULE  5.2 SHALL MEAN  "LENDER" AND ALL OTHER
TERMS USED IN THIS SCHEDULE 5.2 AND NOT OTHERWISE  DEFINED HEREIN SHALL HAVE THE
MEANINGS ASCRIBED TO SUCH TERMS IN THE SENIOR FINANCING AGREEMENTS.

      Provide Agent (and if so requested by Agent,  with copies for each Lender)
with  each of the  documents  set  forth  below at the  following  times in form satisfactory to Agent:

================================================================================
Daily           (a) an Account  roll-forward  with supporting  details  supplied from sales journals,  collection journals,  credit registers and any other records,

                (b) notice of all  claims,  offsets,  or  disputes  asserted  by
                Account   Debtors  with  respect  to  Loan  Parties'  and  their
                Subsidiaries' Accounts, and

                (c) copies of invoices together with corresponding  shipping and delivery documents, and credit memos together with corresponding supporting  documentation,  with  respect to invoices and credit memos in excess of an amount  determined in the sole  discretion of Agent, from time to time.
--------------------------------------------------------------------------------
Weekly          (d) Inventory  system/perpetual  reports specifying the cost and
                the   wholesale   market  value  of  Loan   Parties'  and  their
                Subsidiaries'  Inventory,  by category  (i.e.,  finished  goods,
                work-in-process  or  raw  materials),   with  additional  detail
                showing   additions  to  and  deletions   therefrom   (delivered
                electronically  in an  acceptable  format,  if Loan Parties have implemented electronic reporting); and

                (e) a detailed reporting of Loan Parties' and their Subsidiaries intercompany activity.
--------------------------------------------------------------------------------
Monthly (no     (f) a Working  Capital  Borrowing Base  Certificate,
later than the
15th day of     (g) a detailed aging, by total, of Borrowers' Accounts, together
each month)     with a  reconciliation  and  supporting  documentation  for  any
                reconciling   items  noted  (delivered   electronically   in  an
                acceptable  format,  if Borrowers  have  implemented  electronic reporting),

                (h) a  detailed  calculation  of  those  Accounts  that  are not eligible for the Working  Capital  Borrowing  Base, if Borrowers
                have not implemented electronic reporting,
--------------------------------------------------------------------------------

                                      -5-

                (i) a detailed Inventory system/perpetual report together with a reconciliation to Borrowers' general ledger accounts  (delivered electronically  in  an  acceptable  format,  if  Borrowers  have implemented electronic reporting),

                (j) a detailed  calculation of Inventory categories that are not eligible for the Working  Capital  Borrowing  Base, if Borrowers
                have not implemented electronic reporting,

                (k) a summary  aging,  by  vendor,  of Loan  Parties'  and their
                Subsidiaries'   accounts   payable   and  any  book   overdrafts
                (delivered  electronically in an acceptable format, if Borrowers have implemented electronic reporting),  an aging, by vendor, of any held checks and detailed listing of all accrued expenses,

                (l)  a  detailed  report   regarding  Loan  Parties'  and  their
                Subsidiaries' cash and Cash Equivalents, including an indication of which amounts constitute Qualified Cash,

                (m) a monthly Account  roll-forward,  in a format  acceptable to
                Agent  in its  discretion,  tied  to the  beginning  and  ending account receivable balances of Borrowers' general ledgers; and

                (n) a detailed report of all slow moving and obsolete Inventory.
--------------------------------------------------------------------------------
Monthly (no     (o) a reconciliation of Accounts,  trade accounts  payable,  and later than the  Inventory  of Loan  Parties'  general  ledger  accounts to their
30th day of     monthly financial statements including any book reserves related
each month)     to each category;

                (p) a report  regarding  Loan  Parties' and their  Subsidiaries'
                accrued,  but  unpaid,  taxes  including,   without  limitation,
                property  taxes,  real estate taxes,  ad valorem  taxes,  income
                taxes,   payroll  taxes  and  withholding   taxes  (Canadian  or
                otherwise);  together  with proof of payment of such  applicable taxes;

                (q) a  detailed  report by  customer  of all  deferred  revenue, together  with a  reconciliation  of such  deferred  revenue  to
                Parent's   general   ledger   accounts  and  monthly   financial
                statements; and

                (r) a detailed reporting of any deemed dividend tax liability.
--------------------------------------------------------------------------------
Semi-Annual     (s)  inventory  appraisal,   which  shall  be  conducted  by  an
                appraiser, and in form and substance satisfactory to Agent.
--------------------------------------------------------------------------------
Annually        (t) a  detailed  list  of  Borrowers'  and  their  Subsidiaries'
                customers, with address and contact information;

                (u) machinery and equipment appraisal,  which shall be conducted by an  appraiser,  and in form  and  substance  satisfactory  to
                Agent; and

                (v) real  estate  appraisals,  which  shall be  conducted  by an appraiser, and in form and substance satisfactory to Agent.
--------------------------------------------------------------------------------
Upon request    (w) copies of purchase  orders and invoices for Inventory and by
                Agent Equipment acquired by Borrowers or their Subsidiaries, and

                (x) such other  reports as to the  Collateral  or the  financial condition of Loan Parties and their  Subsidiaries,  as Agent may reasonably request.
================================================================================

                                      -6-

                                  SCHEDULE 5.3

THE TERM "AGENT" IN THIS  SCHEDULE  5.3 SHALL MEAN  "LENDER" AND ALL OTHER TERMS
USED IN THIS  SCHEDULE  5.3 AND NOT  OTHERWISE  DEFINED  HEREIN  SHALL  HAVE THE
MEANINGS ASCRIBED TO SUCH TERMS IN THE SENIOR FINANCING AGREEMENTS.

      Deliver  to Agent,  with  copies  to each  Lender,  each of the  financial statements,  reports,  or other items set forth set forth below at the following times in form satisfactory to Agent:

================================================================================

as soon as available, but      (a) an unaudited  consolidated and  consolidating
in any event within 30         balance sheet, income statement, and statement of
days (45 days in the case      cash flow covering Parent's and its Subsidiaries'
of a month that is the         operations during such period, and
end of one of Parent's
fiscal quarters) after         (b) a Compliance Certificate.
the end of each month
during each of Parent's
fiscal years

--------------------------------------------------------------------------------

as soon as but in any          (c) audited consolidated  financial statements of
event within 120 days          WHX and available, its Subsidiaries (such audited
after the end of each of       financial  statements to include  balance sheets,
WHX's fiscal years             statements of income and loss, statements of cash
                               flow and statements of shareholders'  equity) and
                               unaudited  consolidating  financial statements of
                               WHX  and its  Subsidiaries  (to  include  balance
                               sheets and  statements  of income and loss),  and
                               the accompanying notes thereto, all in reasonable
                               detail,   fairly   presenting   in  all  material
                               respects the  financial  position and the results
                               of the operations of WHX and its  Subsidiaries as
                               of the end of and for such fiscal year,  together
                               with the  unqualified  opinion (for the avoidance
                               of   doubt,   which   shall   not   include   any
                               qualification  related to (A) "going  concern" or
                               like    qualification    or    exception,     (B)
                               qualification  or  exception  as to the  scope of
                               such audit, or (C) qualification which relates to
                               the treatment or  classification  of any item and
                               which,  as a  condition  to the  removal  of such
                               qualification,  would  require an  adjustment  to
                               such item,  the effect of which would be to cause
                               any noncompliance  with the provisions of Section
                               6.18) with  respect to the  audited  consolidated
                               financial statements,  which accountants shall be
                               an  independent  accounting  firm selected by WHX
                               and  acceptable  to  Agent,   that  such  audited
                               consolidated   financial   statements  have  been
                               prepared  in  accordance  with GAAP,  and present
                               fairly in all  material  respects  the results of
                               operations and financial condition of WHX and its
                               Subsidiaries  as of the end of and for the fiscal
                               year then ended, and

                               (d) a Compliance Certificate.

--------------------------------------------------------------------------------

as soon as available, but      (e) copies of Parent's  Projections,  in form and
in any event within 30         substance  (including as to scope and  underlying
days after the start of        assumptions)   satisfactory   to  Agent,  in  its
each of Parent's fiscal        Permitted  Discretion,   for  the  forthcoming  3
years,                         years,  year by  year,  and  for the  forthcoming
                               fiscal  year,  month by month,  certified  by the
                               chief  financial  officer of Parent as being such
                               officer's  good faith  estimate of the  financial
                               performance  of Parent during the period  covered
                               thereby.

--------------------------------------------------------------------------------

                                      -1-

if and when filed by any       (f) Form 10-Q quarterly reports, Form 10-K annual
Loan Party,                    reports,  and Form 8-K current  reports,

                               (g) any other filings made by any Loan Party with
                               the SEC, and

                               (h) any other  information  that is  provided  by
                               Parent to its shareholders generally.

--------------------------------------------------------------------------------

promptly, but in any           (i)  notice  of such  event  or  condition  and a
event within 5 Business        statement of the curative  action that  Borrowers
Days after a Loan              proposes to take with respect thereto.
Partyhas knowledge of any
event or condition that
constitutes a Default or
an Event of Default,

--------------------------------------------------------------------------------

promptly after the             (j) notice of all actions,  suits, or proceedings
commencement thereof, but      brought  by or  against  any  Loan  Party  or any
in event within 5              Subsidiary   of   a   Loan   Party   before   any
Business Days after the        Governmental Authority which reasonably any could
service of process with        be  expected  to  result  in a  Material  Adverse
respect thereto on any         Change.
Loan Party or any
Subsidiary of a Loan
Party,

--------------------------------------------------------------------------------

as soon as possible and        (k) a statement of an  Authorized  Officer of the
in any event within 5          applicable  Loan Party  setting forth the details
Business Days after any        of such occurrence and the action,  if any, which
Loan Party or any ERISA        such Loan Party or such ERISA Affiliate  proposes
Affiliate thereof knows        to take with respect thereto.
or has reason to know
that (1) any Reportable        For  purposes  hereof,  "Reportable  Event" shall
Event with respect to any      mean an event  described in Section 4043 of ERISA
Employee Plan has              (other than an event not subject to the provision
occurred, (2) any other        for   30-day   notice  to  the  PBGC   under  the
Termination Event with         regulations promulgated under such Section).
respect to any Employee
Plan has occurred, or (3)
an accumulated funding
deficiency has been
incurred or an
application has been made
to the Secretary of the
Treasury for a waiver or
modification of the
minimum funding standard

--------------------------------------------------------------------------------

                                       -2-

--------------------------------------------------------------------------------
(including installment
payments) or an extension
of any amortization
period under Section 412
of the IRC with respect
to an Employee Plan,

--------------------------------------------------------------------------------
promptly and in any event      (l) copies of each  notice  received  by any Loan
within 5 Business Days         Party  or  any  ERISA  Affiliate  thereof  of the
after receipt thereof by       PBGC's intention to terminate any Plan or to have
any Loan Party or any          a trustee appointed to administer any Plan.
ERISA Affiliate thereof
from the PBGC,

--------------------------------------------------------------------------------

promptly and in any event      (m)  copies  of  each   Schedule   B   (Actuarial
within 10 Business Days        Information)  to the  annual  report  (Form  5500
after the filing thereof       Series)  with respect to each  Employee  Plan and
with the Internal Revenue      Multiemployer Plan.
Service,

--------------------------------------------------------------------------------

promptly and inany event       (n)  notice  of such  event  or  condition  and a
within 10 Business Days        statement of the curative  action that  Borrowers
after any Loan Party or        proposes to take with respect thereto.
any ERISA Affiliate
thereof knows or has
reason to know that a
required installment
within the meaning of
Section 412 of the IRC
has not been made when
due with respect to an
Employee Plan,

--------------------------------------------------------------------------------

promptly and in any event      (o) a copy of each  notice  received  by any Loan
within 3 Business Days         Party or any ERISA Affiliate  thereof  concerning
after receipt thereof by       the imposition or amount of withdrawal  liability
any Loan Party or any          under  Section 4202 of ERISA or  indicating  that
ERISA Affiliate thereof        such Multiemployer Plan may enter  reorganization
from a sponsor of a            status under Section 4241 of ERISA.
Multiemployer Plan or
from the PBGC,

--------------------------------------------------------------------------------

                                      -3-

--------------------------------------------------------------------------------

promptly and in any event      (p) copies of each such notice sent by such Loan
within 10 Business Days        Party or such ERISA Affiliate thereof.
after any Loan Party or any
ERISA Affiliate thereof
sends notice of a plant
closing or mass layoff (as
defined in Worker
Adjustment and Retraining
Notification Act) to
employees,

--------------------------------------------------------------------------------

promptly and in any event      (q) evidence, in form and substance  satisfactory
within 5 Business Days         to Agent,  that such payment or contribution  has
after the due date for         been made.
any payment or
contribution which was
not paid, but required of
any Loan Party or any
ERISA Affiliate thereof
with respect to any
Employee Plan,

--------------------------------------------------------------------------------

promptly and in any event      (r) strike, labor dispute, slowdown,  stoppage or
within 5 Business Days         similar  action or grievance  against  against or
after any Loan Party has       involving  any  Loan  Party  if  the  same  could
knowledge of any,              reasonably  be  expected  to  result  in,  either
                               individually  or in  the  aggregate,  a  Material
                               Adverse Change.

--------------------------------------------------------------------------------

promptly and in any event      (s)   amendment,    termination,    modification,
within 5 Business Days         alteration,  increase,  or change to any Material
after any Loan Party has       Contract if the same could reasonably be expected
knowledge of any,              to result in a Material Adverse Change.

--------------------------------------------------------------------------------

upon the request of            (t)any  other  information  reasonably  requested
Agent,                         relating to the financial  condition of Borrowers
                               or their Subsidiaries.

--------------------------------------------------------------------------------

                                      -4-